UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CYTORI THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2016

CYTORI THERAPEUTICS, INC.	Meeting Location:
Headquarters	CYTORI THERAPEUTICS, INC
3020 CALLAN RD	3020 CALLAN RD
SAN DIEGO, CALIFORNIA 92121	SAN DIEGO, CALIFORNIA 92121

Dear Cytori Therapeutics, Inc. Stockholder:
You are cordially invited to attend the 2016 Annual Meeting of the stockholders of Cytori Therapeutics, Inc. (the "Annual Meeting").  The Annual Meeting will be held on May 10, 2016, commencing at 9:00 a.m., San Diego local time, at the Cytori Therapeutics, Inc. corporate offices, located at 3020 Callan Rd., San Diego, California 92121.

The meeting will be webcast live for those who are unable to attend in person. To access the webcast of the meeting, please visit the Investor Relations section of our corporate website at ir.cytori.com. To vote online, please see the instructions on the accompanying proxy card.

 The items of business for the meeting are:

(i)	Election of members of our Board of Directors for a one-year term;

(ii)	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year;

(iii)
Approval of an amendment to the Cytori Therapeutics, Inc. 2014 Equity Incentive Plan, to increase the number of shares of common stock reserved for issuance under the Plan by 5,000,000 shares to up to a maximum of 13,502,000 shares (on a pre-split basis);

(iv)
Approval of an amendment to our amended and restated certificate of incorporation, as amended, to effect, at the discretion of our Board of Directors (with the effectiveness or abandonment of such amendment to be determined by the Board of Directors as permitted under Section 242(c) of the Delaware General Corporation Law):

a.
a reverse stock split of our shares of common stock issued and outstanding or reserved for issuance, at an exchange ratio of not less than 1-for-5 and not greater than 1-for-25, such exchange ratio to be determined by our Board of Directors at its sole discretion; and

b.
if the reverse split is approved by the stockholders, in conjunction with the reverse split a decrease in the total number of authorized shares of common stock under our certificate of incorporation from 290,000,000 shares (which amount is not otherwise affected by the reverse split) to between 25,000,000 and 100,000,000 shares, as determined by our Board of Directors at its sole discretion; and

(v)	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

The Board of Directors recommends the approval of each of these proposals.

We have attached a Proxy Statement that contains more information about these items and the Annual Meeting.  Only stockholders that own stock at the close of business on March 11, 2016, the record date, can vote at the Annual Meeting.  A list of our stockholders entitled to vote will be available for inspection by any stockholder at our offices in San Diego, during normal business hours for ten business days prior to the Annual Meeting. This list will also be available during the Annual Meeting.

As permitted by rules adopted by the U.S. Securities and Exchange Commission, we are using the Internet as our primary means of furnishing proxy materials to our stockholders. We will send our stockholders a notice with instructions for accessing the proxy materials and voting electronically over the Internet or by telephone.  The notice also provides information on how stockholders may request paper copies of our proxy materials.  For those stockholders who elect to receive their proxy materials in the mail, please review the Proxy Statement and Annual Report and vote using the enclosed proxy card.

We hope that you will find it convenient to attend the Annual Meeting in person.  Whether or not you expect to attend, please vote electronically over the Internet or by telephone, or if you receive a proxy card in the mail, by mailing the completed proxy card to us to ensure your representation at the Annual Meeting and the presence of a quorum.  If you decide to attend the meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.  If your shares are held in the name of a bank or broker, however, you must obtain a legal proxy from the bank or broker to attend the Annual Meeting and vote in person.

By Order of the Board of Directors,
MARC H. HEDRICK
President &Chief Executive Officer

San Diego, California, USA
March 15, 2016

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE "NOTICE" ) YOU RECEIVED IN THE MAIL, THE QUESTION "WHAT DIFFERENT METHODS CAN I USE TO VOTE?" IN THIS PROXY STATEMENT, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

Cytori Therapeutics, Inc.
3020 Callan Road
San Diego, CA 92121
(858) 458-0900

PROXY STATEMENT

********************************

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 10, 2016

This Proxy Statement and the Company's 2015 Annual Report are both available at www.proxyvote.com.

Cytori Therapeutics, Inc.
3020 Callan Road
San Diego, CA 92121
(858) 458-0900

PROXY STATEMENT

2016 ANNUAL MEETING OF STOCKHOLDERS
The 2015 Annual Report to Stockholders, including financial statements, is being made available to stockholders together with these proxy materials on or about March 15, 2016.
This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of our Board of Directors to be used at our Annual Meeting of Stockholders to be held on May 10, 2016 at 9:00 a.m., San Diego local time ("Annual Meeting"), and at any postponement of the Annual Meeting, for the purposes set forth in the accompanying notice of Annual Meeting.
We have fixed the close of business on March 11, 2016 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of shares of our common stock on that date are entitled to notice of and to vote at the Annual Meeting.
Questions and Answers about the Meeting and Voting
Q: What is a Proxy Statement and why has this Proxy Statement been provided to me?
A:  A Proxy Statement is a document that the U.S. Securities and Exchange Commission ("SEC") regulations require us to give you when we ask you to sign a proxy card with regard to voting on proposals at the Annual Meeting.  Among other things, a Proxy Statement describes those proposals and provides information about us.  Our Board of Directors is soliciting your proxy to vote at the Annual Meeting and at any postponement of the Annual Meeting.  The Annual Meeting will be held at the Cytori Therapeutics, Inc. corporate offices, located at 3020 Callan Road, San Diego, California 92121. We will use the proxies received in connection with proposals to:
•	Elect members of our Board of Directors for a one-year term;

•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year;

•
Approve an amendment to the Cytori Therapeutics, Inc. 2014 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the Plan by 5,000,000 shares to up to a maximum of 13,502,000 shares (on a pre-split basis);

•
Approve an amendment to our amended and restated certificate of incorporation, as amended, to effect, at the discretion of our Board of Directors (with the effectiveness or abandonment of such amendment to be determined by the Board of Directors as permitted under Section 242(c) of the Delaware General Corporation Law):

o
a reverse stock split of our shares of common stock issued and outstanding or reserved for issuance, at an exchange ratio of not less than 1-for-5 and not greater than 1-for-25, such exchange ratio to be determined by our Board of Directors at its sole discretion; and

o
if the reverse split is approved by the stockholders, in conjunction with the reverse split a decrease in the total number of authorized shares of common stock of the Corporation under our certificate of incorporation from 290,000,000 shares (which amount is not otherwise affected by the reverse split) to between 25,000,000 and 100,000,000 shares, as determined by our Board of Directors at its sole discretion; and

•	Transact any other business that is proposed in accordance with our bylaws before the Annual Meeting is finally adjourned.
Q:  Why did I receive a notice in the mail regarding Internet availability of proxy materials this year instead of a full set of proxy materials?
A:  We are now providing access to our proxy materials on the Internet.  Some stockholders (those who hold in "street name") will not receive printed copies of the proxy materials unless requested. Instead, these stockholders will receive a Notice of Internet Availability of Proxy Materials (the "Notice") that will instruct you as to how you may access and review the proxy materials on the Internet. The Notice explains how you may vote your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting printed materials included in the Notice.
Q:  What is a proxy?
A:  A proxy is your legal designation of another person to vote the stock you own.  That designee is referred to as a proxy holder. Designation of a particular proxy holder can be effected by completion of a written proxy card, or by voting via the Internet or by telephone.  Our President, Chief Executive Officer and Director, Marc H. Hedrick, M.D., our Chief Financial Officer, Tiago Girão, and our General Counsel, Jeremy Hayden, have each been designated as the proxy holders for the Annual Meeting.
Q:  What is the difference between a stockholder of record and a beneficial owner who holds stock in street name?
A:  You are a stockholder of record, or a "registered holder", if your shares are registered in your own name through our transfer agent. You are a beneficial owner of our stock in street name if you hold your shares through a broker, bank or other third party institution (in this situation, the banks, brokers, etc. are the stockholders of record).The vast majority of our stockholders are represented on our share register in the name of a bank, broker or other third party institution and not in their own name. If you have elected to hold your shares in certificate form, your name will appear directly on our register as a stockholder of record.
Q:   What different methods can I use to vote?
A:  If you are a registered holder and you are viewing this proxy over the Internet, you may vote electronically over the Internet. For those stockholders who receive a paper proxy in the mail, you may also vote electronically over the Internet or by telephone or by completing and mailing the proxy card provided. The website identified in our Notice provides specific instructions on how to vote electronically over the Internet. Those stockholders who receive a paper proxy by mail, and who elect to vote by mail, should complete and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials.
If you are the beneficial owner of stock in street name, that is, your shares are held in the name of a brokerage firm, bank or other nominee, you will receive instructions from your broker, bank or other nominee that must be followed in order for you to vote your shares. Your broker will be sending you a Notice which contains instructions on how to access the website and to vote your shares. If, however, you have elected to receive paper copies of our proxy materials from your brokerage firm, bank or other nominee, you will receive a voting instruction form.  Please complete and return the enclosed voting instruction form in the addressed, postage paid envelope provided.
Stockholders who have previously elected to access our proxy materials and annual report electronically over the Internet will continue to receive an email, referred to in this Proxy Statement as an email notice, with information on how to access the proxy information and voting instructions.

Only proxy cards and voting instruction forms that have been signed, dated and timely returned and only proxies that have been timely voted electronically or by telephone will be counted in the quorum and voted.  The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time, May 9, 2016.
Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.
You may also vote your shares in person at the Annual Meeting. If you are a registered holder, you may request a ballot at the Annual Meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from your broker, bank or other nominee and bring it with you to the Annual Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you receive more than one Notice, email notice, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please vote your shares held in each account to ensure that all of your shares will be voted.
Q:  What is the record date and what does it mean?
A:  The record date for the 2016 Annual Meeting is March 11, 2016. The record date is established by our Board of Directors as required by Delaware General Corporation Law. Owners of our common stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting and any postponements of the meeting.
Q:  How can I change my vote?
A:  You may revoke your proxy and change your vote at any time before the final vote at the meeting.  You can revoke a proxy by giving written notice or revocation to our Corporate Secretary, following the Internet voting instructions, delivering a later dated proxy, or voting in person at the meeting. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your proxy be revoked.
Q:  Why is the Company seeking approval for a reverse stock split?
A:  On June 4, 2015, we received a letter from the Listing Qualifications Staff of The NASDAQ Stock Market LLC ("Nasdaq") indicating that, based upon the closing bid price of the our common stock for the previous 30 consecutive trading days, we no longer met the requirement to maintain a minimum bid price of $1 per share, as set forth in Nasdaq Listing Rule 5450(a)(1). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided a period of 180 calendar days, or until December 1, 2015, in which to regain compliance. We were unable to regain compliance with the minimum bid price requirement within this 180-day period, and on December 3, 2015, we received a Staff Determination Letter notifying us that our stock would be delisted from the Nasdaq Stock Market unless we appealed the determination to the Nasdaq Hearing Panel, or we were eligible to transfer from the Nasdaq Global Market, or NGM, to the Nasdaq Capital Market, or NCM. Though we were eligible to transfer to the NCM, we elected to appeal the delisting determination to the Nasdaq Hearing Panel, which election stayed the Nasdaq Staff's determination pending the Hearing Panel's decision on our appeal. The hearing was held on January 21, 2016, and on January 27, 2016, the Nasdaq Hearing Panel issued its determination letter which it granted us an additional 180-day period (expiring May 31, 2016) to come into compliance with its minimum bid price requirement, and which required that:

•	we shall have file by mid-March our definitive proxy for a stockholders meeting which includes a request to approve a reverse stock split to bring our stock priced above $1;

•
on or before May 10, 2016, we shall have held a stockholders meeting at which the stockholders approve a reverse stock sufficient to demonstrate compliance with Nasdaq's minimum $1 bid price requirement;

•	on or before May 31, 2016, we shall have demonstrated a closing bid price of $1 or more for a minimum of ten consecutive trading days.

Our common stock listing was transferred from the NGM tier to the NCM tier on February 1, 2016, and in a letter dated February 10, 2015, the Nasdaq Staff confirmed its approval of the transfer of our listing from the NGM tier to the NCM tier, effective as of February 1, 2015.  In the event we do not cure our listing deficiency by May 31, 2016, Nasdaq will provide us notice that our common stock will be subject to delisting.
To cure the listing deficiency and comply with Nasdaq's requests, we are requesting stockholder approval of a reverse stock split of our common stock, as further described in Proposal 4 of this Proxy statement.

Our Board of Directors has approved the reverse stock split as a means of increasing the share price of our common stock. Our Board of Directors believes that it is in our best interests to maintain our listing on NCM to provide for broader trading of our common stock and to facilitate the use of our common stock in financing and other transactions. We expect the reverse stock split to facilitate the continuation of our listing on the NCM. We cannot assure you, however, that the reverse stock split will result in an increase in the per share price of our common stock, or if it does, how long the increase would be sustained, if at all.

Q:  What are the consequences of being delisted from The Nasdaq Stock Market?
A:  If we do not effect the reverse stock split, it is likely that we will not be able to meet the $1 minimum closing bid price continued listing requirement of the Nasdaq Capital Market, or NCM, and, consequently, our common stock would be delisted from the NCM. If we are delisted from the NCM, we may be forced to seek to be traded on the OTC Bulletin Board or the "pink sheets," which would require our market makers to request that our common stock be so listed. There are a number of negative consequences that could result from our delisting from the NCM, including, but not limited to, the following:
•	The liquidity and market price of our common stock may be negatively impacted and the spread between the "bid" and "asked" prices quoted by market makers may be increased;

•
Although the reverse stock split is designed to raise the stock price, there is no guarantee that the share price will rise proportionately to the reverse stock split, so the end result could be a loss of value;

•	Our access to capital may be reduced, causing us to have less flexibility in responding to our capital requirements;

•	Existing or prospective institutional investors may be less interested or prohibited from investing in our common stock, which may cause the market price of our common stock to decline;

•
We will no longer be deemed a "covered security" under Section 18 of the Securities Act of 1933, as amended, and, as a result, we will lose our exemption from state securities regulations. This means that granting stock options and other equity incentives to our employees will be more difficult; and

•	If our stock is traded as a "penny stock," transactions in our stock would be more difficult and cumbersome.
Q: How will the reverse stock split work?

A:  Instead of being asked to approve a fixed number of Company common stock that will be combined into one share of common stock, the Company's stockholders are being asked to approve a range of shares of Common Stock – between 5 and 25 shares - which will be combined into one share of common stock. Approval of this range will authorize our Board of Directors in its discretion to effect the reverse stock split using any exchange ratio within the range and with an accompanying reduction in the authorized common stock, or not to effect a reverse stock split at all.

Q:  Why am I being asked to approve a range of reverse split ratios rather than a fixed ratio?

A:  Our Board of Directors believes it is in the best interest of the Company and its stockholders to retain the discretion to fix the exact reverse split exchange ratio immediately prior to consummation of the reverse split.  Our stock price has experienced significant recent volatility due to a combination of factors, including the effects of recent financing transactions and restructurings, our Nasdaq delisting deficiency, the market's perceptions of our clinical, operational and financial results and prospects, as well as recent downturns in our industry and general economic conditions as a whole. Further, we have a number of potential milestones and other events that may occur or otherwise be announced that could positively or negatively affect our stock price and thus impact the reverse split exchange ratio.  Should our stockholders approve our reverse stock split proposal, our Board of Directors will take into account our then-current stock price and appropriate related factors before determining a final reverse split ratio.

Q:  If the stockholders approve the reverse stock split proposal, when would the Company implement the reverse stock split?

A:  We currently expect that the reverse stock split will be implemented as soon as practicable after the receipt of the requisite stockholder approval so as to provide sufficient time for the closing bid price of our stock to exceed $1 for at least ten (10) consecutive trading days prior to May 31, 2016. However, our Board of Directors will have the discretion to delay or abandon the reverse stock split if believes it to be in the best interests of Cytori and our stockholders to do so.

Q:  What would be the principal effects of the reverse stock split?

A:  The reverse stock split will have the following effects:

•
the market price of our common stock immediately upon effect of the reverse stock split will increase substantially over the market price of our common stock immediately prior to the reverse stock split;

•
the number of shares of our common stock outstanding and reserved for issuance (including shares issuable upon exercise of outstanding warrants and equity incentive awards) will be reduced to between one-fifth (1/5th) and one-twenty-fifth (1/25th) of the number of shares currently outstanding (except for the effect of eliminating fractional shares), depending upon the reverse split exchange ratio determined by our Board of Directors;

•
the number of authorized shares of our common stock will be reduced from 290,000,000 shares (which amount is not otherwise affected by the reverse split) to between 25,000,000 and 100,000,000 shares, as determined by our Board of Directors at its sole discretion.

Q:  Are my pre-split stock certificates still good after the reverse stock split? Do I need to exchange them for new stock certificates?
A:  As of the effective date of the amendment to our certificate of incorporation, each certificate representing pre-split shares of common stock will, until surrendered and exchanged, be deemed to represent only the relevant number of post-split shares of common stock as a result and at the time of the reverse stock split. As soon as practicable after the effective date of the reverse stock split, our transfer agent, Computershare, will mail you a letter of transmittal. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares of the Company's common stock either as stock certificates (including legends, if appropriate) or electronically in book-entry form, as determined by the Company.

Q. What if I hold some or all of my shares electronically in book-entry form and I am a registered stockholder? Do I need to take any action to receive post-split shares?
A. If you hold shares of our common stock in book-entry form (that is, you do not have stock certificates evidencing your ownership of our common stock but instead received a statement reflecting the number of shares registered in your account), you do not need to take any action to receive your post-split shares. If you are entitled to post-split shares, a transaction statement will be sent automatically to your address of record indicating the number of shares you hold. However, if you hold any shares in certificated form, you must still surrender and exchange your stock certificates for those shares and provide a properly completed and executed letter of transmittal.
Q.            What if I hold some or all of my shares in street name (that is, through a broker, bank or other third party institution)? Do I need to take any action to receive post-split shares?

A. If you hold shares of our common stock in street name through a brokerage, bank or other third party institution (that is, you do not have stock certificates evidencing your ownership of our common stock but instead received a statement reflecting the number of shares registered in your account from your broker, bank or other third party nominee), you do not need to take any action to receive your post-split shares. If you are entitled to post-split shares, your next transaction statement from your broker, bank or other third party nominee will indicate the number of shares you hold on a post-reverse split basis.
Q. What happens to any fractional shares resulting from the reverse stock split?
A. Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of the fractional share to the nearest whole number.
Q. What happens to equity awards under the Company's equity incentive plans as a result of the reverse stock split?
A. All shares of the Company's common stock subject to outstanding equity awards (including stock options, performance shares and stock appreciation rights) under our 2004 Equity Incentive Plan, 2011 Employee Stock Purchase Plan, 2014 Equity Incentive Plan and 2015 New Employee Incentive Plan (our "Plans") will be converted and combined upon the effective date of the reverse stock split into common stock at the ratio determined by our Board of Directors(and subject to adjustment for fractional interests). In addition, the exercise price of outstanding equity awards (including stock options and stock appreciation rights) will be proportionately increased such that the approximate aggregate exercise prices for such equity awards will remain the same following the reverse stock split. No fractional shares will be issued pursuant to the Plans following the reverse stock split. Therefore, if the number of shares subject to the outstanding equity awards immediately before the reverse stock split is not evenly divisible (in other words, it would result in a fractional interest following the reverse stock split), the number of shares of common stock issuable pursuant to such equity awards (including upon exercise of stock options and stock appreciation rights) will be rounded up to the nearest whole number.

Q:  Why is the Company seeking approval for the decrease in its authorized shares?

Upon consummation of our contemplated reverse stock split (if approved by the stockholders), we anticipate that we will have an overhang of authorized but unissued shares that will exceed our needs. The proposed decrease in our authorized common shares from 290,000,000 is designed to ensure that we do not have what might be viewed as an unnecessarily high number of authorized but unissued shares of Common Stock.  However, in the event we implement the reverse stock split and determine the decrease in the authorized shares is not in the best interest of our stockholders, we reserve the right not to adopt the decrease in the authorized shares.

Q:  What are my voting choices when voting for director nominees and what vote is needed to elect directors?
A:  In voting on the election of director nominees to serve until the 2017 Annual Meeting, stockholders may vote in favor of each nominee, or may withhold votes as to each nominee. In addition, if any other candidates are properly nominated at the meeting, stockholders of record who attend the meeting could vote for the other candidates. Directors will be elected by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting, provided a quorum is present.  Stockholders are not entitled to cumulative voting rights with respect to the election of directors.  Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes "against" this proposal. Broker non-votes with respect to this proposal will not be considered as present and entitled to vote on this proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal.
The Board recommends a vote "FOR" each of the director nominees identified in this Proxy Statement.
Q:  What are my voting choices when voting to ratify the appointment of our independent registered public accounting firm, and what vote is needed to ratify the appointment?
A:  In voting on the ratification of the appointment our independent registered public accounting firm, stockholders may vote in favor of or against the appointment, or may abstain from voting on the appointment. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the meeting is required to approve this proposal. Abstentions will be counted as present for purposes of determining a quorum and are considered shares present and entitled to vote and thus will have the effect of a vote "AGAINST" this proposal. Brokers have discretionary authority to vote on this proposal; broker non-votes will have no effect on this proposal.
The Board recommends a vote "FOR" ratification.

Q:  What are my voting choices when voting to approve an amendment to our 2014 Equity Incentive Plan to increase by maximum number of shares of common stock reserved for issuance under the Plan?
A:  In voting on the approval of the amendment of our 2014 Equity Incentive Plan to increase the maximum number of shares issuable thereunder (on a pre-split basis), stockholders may vote in favor of the approval or against the approval, or may abstain from voting. The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on such proposal is required to approve this proposal. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes "AGAINST" this proposal. Broker non-votes with respect to this proposal will not be considered as present and entitled to vote on this proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal.
The Board recommends a vote "FOR" approval of an amendment to our 2014 Equity Incentive Plan.
Q:  What are my voting choices when voting to approve the amendment to our certificate of incorporation to effect a reverse stock split and decrease the total number of authorized shares of the Company?
A:  In voting on the approval of the amendment of our amended and restated certificate of incorporation, as amended ("Certificate of Incorporation"), to effect the reverse split and decrease the number authorized shares of the Company, stockholders may vote in favor of the approval or against the approval, or may abstain from voting.  The affirmative vote of a majority of the shares outstanding and entitled to vote as of the Record Date is required to approve amendments to the Certificate of Incorporation to effect the reverse stock split and reduce the number of authorized shares of common stock. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes "AGAINST" this proposal. Broker non-votes with respect to this proposal will not be considered as present and entitled to vote on this proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal

The Board recommends a vote "FOR" approval of an amendment of our certificate of incorporation to effect a reverse stock split and decrease the total number of authorized shares of our common stock.

Q:  How will a proxy get voted?

A:  If you properly complete and return a proxy card or vote by Internet or by telephone, the designated proxy holders will vote your shares as you have directed. If you sign a proxy card but do not make specific choices or if you vote by Internet or telephone but do not make specific choices, the designated proxy holders will vote your shares as recommended by the Board of Directors as follows:
•	"FOR" the election of each listed nominee for director;
•	"FOR" ratification of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year;
•	"FOR" approval of an amendment to the Cytori Therapeutics, Inc. 2014 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder (on a pre-split basis); and
•	"FOR" approval of amendments to our certificate of incorporation to effect a reverse stock split and decrease our authorized shares.
Q:   How are abstentions and broker non-votes counted?
A:  Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.    An abstention occurs when a stockholder withholds his or her vote by checking the "abstain" box on the proxy card or (if present and voting at the meeting) a ballot.  A broker non-vote occurs when a broker, bank, or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers submits a proxy for the Annual Meeting, but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.   Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote those shares on routine matters, but not on non-routine matters.  Routine matters include the ratification of the appointment of our independent registered public accounting firm and the amendments to our certificate of incorporation. Non-routine matters include the election of directors and approval of an amendment to our 2014 Equity Incentive Plan.
Q:   Who pays for the solicitation of proxies?
A:  We pay the entire cost of the solicitation of proxies.  This includes preparation, assembly, printing, and mailing of the Notice, this Proxy Statement and any other information we send to stockholders.  We may supplement our efforts to solicit your proxy in the following ways:
•	We may contact you using the telephone or electronic communication;
•	Our directors, officers, or other regular employees may contact you personally; or
•	We may hire agents for the sole purpose of contacting you regarding your proxy.
If we hire soliciting agents, we will pay them a reasonable fee for their services.  We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation.  We anticipate banks, brokerage houses and other custodians, nominees, and fiduciaries will forward soliciting material to the beneficial owners of shares of common stock entitled to vote at the Annual Meeting and that we will reimburse those persons for their out-of-pocket expenses incurred in performing such services.
Q:   What constitutes a quorum?
A:  In order for business to be conducted at the Annual Meeting, a quorum must be present.  A quorum exists when at least 33 ⅓ % of the holders of shares of our common stock issued, outstanding and entitled to vote are represented at the meeting.  Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

Q:  How many votes may I cast? How many shares are eligible to be voted?
A:  You may cast one vote for every share of our common stock that you owned on the record date. As of the record date, March 11, 2016, there were 197,757,279 shares of common stock outstanding, each of which is entitled to one vote.
Q:   How will voting on "any other business" be conducted?
A:  Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any additional business is presented at the Annual Meeting, your signed proxy card gives authority to the designated proxy holders to vote on such matters at their discretion.
Q:  Where can I find the voting results of the Annual Meeting?
A:  We will publish the final voting results in a current report on Form 8-K, which we expect to file with the SEC within four business days of the Annual Meeting. If the final voting results are unavailable in time to file a current report on Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose the preliminary results and, within four business days after the final results are known, we will file an additional current report on Form 8-K with the SEC to disclose the final voting results.

PROPOSAL #1
ELECTION OF DIRECTORS
The Board of Directors currently consists of seven (7) persons.  On February 25, 2016, Tommy G. Thompson notified the Board of Directors that he did not intend to stand for reelection at the Annual Meeting.  Effective upon Mr. Thompson's departure, the size of the Board of Directors will be reduced to six (6) directors.  The Board of Directors, upon recommendation of our Governance and Nominating Committee, has nominated the following persons listed below for election as directors. The names of the six (6) nominees for election as directors are set forth below (the ages shown are as of January 31, 2016). All of the nominees are currently serving as a member of our Board of Directors.  All directors are elected annually and serve one-year terms until the next Annual Meeting, or until their respective successors are duly elected. All of the nominees listed below are expected to serve as directors if they are elected.  If any nominee should decline or be unable to accept such nomination or to serve as a director, an event which our Board of Directors does not now expect, our Board of Directors reserves the right to nominate another person or to vote to reduce the size of our Board of Directors.  If another person is nominated, the proxy holders intend to vote the shares to which the proxy relates for the election of the persons nominated by our Board of Directors.
For more information on nomination of directors, see "Director Nominations" below in the section entitled "Corporate Governance."
The Board of Directors recommends a vote "FOR" the nominees named below:
Director Nominees
Name	Age	Position
David M. Rickey	60	Chairman of the Board of Directors
Marc H. Hedrick, M.D.	53	President and Chief Executive Officer and Director
Richard J. Hawkins	67	Director
Paul W. Hawran	63	Director
Gary A. Lyons	64	Director
Gail K. Naughton, Ph.D.	60	Director

David M. Rickey has served as a Director of the Company since November 1999 and was appointed the Chairman of the Board in June 2013.  Mr. Rickey was President and Chief Executive Officer of Applied Micro Circuits Corporation (AMCC), which provides high-performance, high-bandwidth silicon solutions for optical networks, from February 1996 to March 2005.  Mr. Rickey served on the Board of Directors of AMCC from February 1996 to March 2005, and as its Chairman of the Board from August 2000 to March 2005. Mr. Rickey also served as a Director of AMI Semiconductor, Inc. from 2000 to 2006 and was a Director of Netlist, Inc. from 2005 to 2008, as well as several private technology companies.  He holds a B.S. from Marietta College, a B.S. from Columbia University and an M.S. from Stanford University.  Mr. Rickey's qualifications to sit on our Board of Directors include his extensive executive experience, and his service on other public company boards and committees.

Marc H. Hedrick, M.D. was appointed as Chief Executive Officer of the Company in April 2014. He was appointed as President of the Company in May 2004, and joined us as Chief Scientific Officer, Medical Director and Director in October 2002.  In December 2000, Dr. Hedrick co-founded and served as President and Chief Executive Officer and Director of StemSource, Inc., a company specializing in stem cell research and development, which was acquired by the Company in 2002.  He is a plastic surgeon and is a former Associate Professor of Surgery and Pediatrics at the University of California, Los Angeles (UCLA).  From 1998 until 2005, he directed the Laboratory of Regenerative Bioengineering and Repair for the Department of Surgery at UCLA.  Dr. Hedrick earned his M.D. degree from University of Texas Southwestern Medical School, Dallas and an M.B.A. from UCLA Anderson School of Management.  Dr. Hedrick's qualifications to sit on our Board of Directors include his experience as a general, vascular and plastic surgeon; his academic appointments and achievements in the life sciences; his executive and managerial experience in stem cell research and scientific product development; and his foundational knowledge, experience and contributions to the specific technology and operations of our company.   In addition, Dr. Hedrick has extensive global experience and familiarity with the cell therapy and regenerative medical industry.

Richard J. Hawkins has served as a Director of the Company since December 2007.  In 1982, Mr. Hawkins founded Pharmaco, a clinical research organization (CRO) that merged with the predecessor of PPD-Pharmaco in 1991 and is one of the largest CROs in the world today.  In 1992, Mr. Hawkins co-founded Sensus Drug Development, which developed and received regulatory approval for SOMAVERT®, a growth hormone antagonist approved for the treatment of acromegaly, which is now marketed by Pfizer in both the United States and Europe, and he served as Chairman until 2000.  In 1994, Mr. Hawkins co-founded Corning Biopro, a contract protein manufacturing firm where he served on the Board until 2000.  In September 2003 Mr. Hawkins founded LabNow, Inc., a privately held company that develops lab-on-a-chip sensor technology, where he served as the Chairman and CEO until October 2009.  Mr. Hawkins has served on the Board of SciClone Pharmaceuticals, Inc. since October 2004.  In February 2011, Mr. Hawkins became CEO, and is currently CEO, of Lumos Pharma, Inc., a start-up pharma company. He served on the Presidential Advisory Committee for the Center for Nano and Molecular Science and Technology at the University of Texas in Austin, and was inducted into the Hall of Honor for the College of Natural Sciences at the University of Texas.  Mr. Hawkins graduated cum laude with a B.S. in Biology from Ohio University.  Mr. Hawkins's qualifications to sit on our Board of Directors include his executive experience working with life sciences companies, his extensive experience in pharmaceutical research and development, his knowledge, understanding and experience in the regulatory development and approval process and his service on other public company boards and committees.

Paul W. Hawran has served as a Director of the Company since February 2005.  Mr. Hawran has held various executive, strategic, financial and operational positions in the health care industry for over 30 years.  Mr. Hawran is a Founder of Ascendant MDx, a molecular diagnostic testing company focused on women's health care, and has served as President and CEO of Ascendent MDx since November 2010.  Prior to Ascendant MDx, Mr. Hawran was the Chief Financial Officer of Sequenom, Inc., a publicly traded genetics company, from April 2007 to September 2009, served on their Board of Directors from August 2006 to February 2007 and was the Chairman of the Audit Committee of the Board of Directors.  Mr. Hawran also served as a Founder, Executive Vice President and Chief Financial Officer of Neurocrine Biosciences, Inc. from May 1993 through September 2006, and as a Senior Advisor to Neurocrine from September 2006 through April 2007. Neurocrine Biosciences, Inc. is a publicly traded company engaged in pharmaceutical drug development. Mr. Hawran was employed by SmithKline Beecham (now Glaxo SmithKline) from July 1984 to May 1993, most recently as Vice President and Treasurer.  Prior to joining SmithKline in 1984, he held various financial positions at Warner Communications (now Time Warner) involving corporate finance and financial planning and forecasting. Mr. Hawran earned a B.S. in Finance from St. John's University and an M.S. in Taxation from Seton Hall University. He is a Certified Public Accountant (currently inactive) and is a member of the American Institute of Certified Public Accountants.  Mr. Hawran's qualifications to sit on our Board of Directors include his executive experience in life sciences industries, his extensive experience in corporate finance and financial planning, his status as an audit committee financial expert within the meaning of Item 407(d)(5) of SEC Regulation S-K and his service on other public company boards and committees.

Gary A. Lyons has served as a Director of the Company since October 2013. Mr. Lyons has served on the Board of Directors of Neurocrine Biosciences since 1993 and served as the President and Chief Executive Officer of Neurocrine from 1993 through January 2008. Prior to joining Neurocrine Biosciences, Mr. Lyons held a number of senior management positions at Genentech, Inc., including Vice President of Business Development and Vice President of Sales. Mr. Lyons currently is the Chairman of the Board of Directors for Rigel Pharmaceuticals, Inc. and serves on the Board of Vical Incorporated and Retrophin.  Mr. Lyons was previously a director of PDL BioPharma, Inc., Poniard Pharmaceuticals, Inc., Neurogesx, KaloBios Pharmaceuticals, Inc. and Facet Biotech Corporation. Mr. Lyons holds a B.S. in marine biology from the University of New Hampshire and an M.B.A. from Northwestern University's J.L. Kellogg Graduate School of Management.  Mr. Lyons qualifications to sit on our Board include his executive experience working with life sciences companies, his extensive experience in pharmaceutical business development, his knowledge, understanding and experience in the regulatory development and approval process and his service on other public company boards and committees.

Gail K. Naughton, Ph.D., has served as a Director of the Company since July 2014.  Dr. Naughton is the founder of Histogen, Inc., a regenerative medicine company developing innovative therapies based upon the products of cells grown under simulated embryonic conditions. She has served as Histogen's Chief Executive Officer and Chairman of the Board since the company's inception in 2007. Prior to that, she held key management positions, including President, Chief Operating Officer and Director, at Advanced Tissue Sciences, a company which she co-founded and was co-inventor of the core technology. Dr. Naughton also currently serves on the Board of Directors for CR Bard, Inc.  Dr. Naughton holds a B.S. in Biology from St. Francis College as well as a Master's in Histology and a Ph.D. from New York University Medical Center. She also holds an EMBA from the Anderson School at the University of California, Los Angeles.  Dr. Naughton's qualifications to sit on our Board of Directors include her extensive executive experience, her in-depth knowledge of the healthcare industry and regenerative medicine technology, and her service on other public company boards and committees.

Required Vote

The nominees will be elected by an affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal, assuming a quorum is present. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes against this proposal. Broker non-votes will not be considered as present and entitled to vote on this proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal. Stockholders do not have cumulative voting rights in the election of directors.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES TO THE BOARD OF DIRECTORS NAMED ABOVE.

PROPOSAL #2
RATIFICATION OF APPOINTMENTOF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected KPMG LLP ("KPMG") as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and has further directed that we submit the selection of the independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. KPMG was our independent registered public accounting firm for the fiscal year ended December 31, 2015.  The selection of the independent registered public accounting firm is not required to be submitted for stockholder approval. However, if the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of KPMG. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that the change would be in the Company's best interests.
Representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
Additional information concerning the Audit Committee and KPMG can be found in the "Audit Matters" section of this Proxy Statement.
Required Vote
The proposal to ratify the appointment of KPMG requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes against this proposal. Because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016.

PROPOSAL #3
APPROVAL OF AMENDMENT TO
CYTORI THERAPEUTICS, INC.
 2014 EQUITY INCENTIVE PLAN
At the 2014 Annual Meeting, the company's stockholders approved our adoption of the Cytori Therapeutics, Inc. 2014 Equity Incentive Plan (the "2014 Plan").  Following the expiration of the Cytori Therapeutics 2004 Plan (the "2004 Plan") in 2014, the 2014 Plan became our only equity compensation plan. We have since adopted the 2015 New Employee Incentive Plan, with a 1,000,000 share reserve, which may only be used to issue equity awards to new hires as an inducement to enter into employment with us.  The initial share pool available for awards under the 2014 Plan consisted of 3,975,000 shares.  At the 2015 Annual Meeting of stockholders, the Company's stockholders approved an amendment to the 2014 Plan to add 4,527,000 shares to its share pool in order to refresh our ability to grant future awards under the 2014 Plan.  In addition, that amendment increased the number of "incentive stock options" which may be issued under the 2014 Plan by an identical amount. Because of an increase in the number of shares of common stock that we have utilized under the 2014 Plan, we are asking the stockholders to approve the addition of Five Million (5,000,000) shares to the 2014 Plan and its incentive stock option limit.  See "Shares Available under the Plan and Historical Use of Equity" below in this Proposal 3 for a discussion of our request for an additional increase to the 2014 Plan share pool.
We have operated, and continue to operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors, and other service providers of the highest caliber.  One of the tools our Board of Directors regards as essential in addressing these challenges is a competitive equity incentive program.  The 2014 Plan is designed to provide a vehicle under which a variety of stock-based and other awards can be granted to service providers (including, employees, consultants, and directors) of our company (and its subsidiaries) which align the interests of award recipients with those of our stockholders, reinforce key goals and objectives that help drive stockholder value, and attract, motivate and retain experienced and highly qualified individuals who will contribute to our success.
Other than the addition of shares to the 2014 Plan's share pool and the increase in the incentive stock option limit, stockholders are not being asked under this proposal to approve any other amendment to the 2014 Plan or to reapprove the 2014 Plan as a whole.  Specifically, approval of this proposal will not change the types of awards that may be granted or expand the benefits that eligible participants may receive under the 2014 Plan.
Key Features Designed to Protect Stockholders' Interests
The design of the 2014 Plan reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following features of the plan:
•	Independent administrator. The Compensation Committee of the Board of Directors, which is comprised solely of non-employee directors, administers the 2014 Plan.
•
No evergreen feature.  The maximum number of shares available for issuance under the 2014 Plan is fixed and cannot be increased without stockholder approval.  In addition, the 2014 Plan expires by its terms on a specified date.

•
Repricing and reloading prohibited.  Stockholder approval is required for any repricing, replacement, or buyout of underwater awards.  In addition, no new awards are granted automatically upon the exercise or settlement of any outstanding award.

•
No discount awards; maximum term specified.  Stock options and stock appreciation rights must have an exercise price or base price no less than the closing price of our common stock on the date the award is granted and a term no longer than ten years' duration.

•
Award design flexibility.  Different kinds of awards may be granted under the 2014 Plan, giving us the flexibility to design our equity incentives to compliment the other elements of compensation and to support the attainment of our strategic goals.

•
Share counting.  The number of shares remaining for grant under the 2014 Plan is reduced by the gross number of shares subject to options and stock appreciation rights settled on a net basis, and shares withheld for taxes in connection with options or stock appreciation rights or tendered in payment of an option's exercise price are not recycled.

•	Non-employee director units. The number of shares for which awards may be granted to any non-employee member of our Board of Directors in any calendar year is limited.
•
Section 162(m) limits.  As described below, with respect to certain awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the 2014 Plan establishes a list of measures of business and financial performance from which the Compensation Committee may construct predetermined performance goals that must be met for an award to vest.

•	No tax gross-ups. The 2014 Plan does not provide for tax gross-ups.
•	Fixed term. The 2014 Plan has a fixed term of ten years.
Shares Available Under the Plan and Historical Use of Equity
The 2014 Plan authorizes the Compensation Committee to provide incentive compensation in the form of stock options, stock appreciation awards, restricted stock and stock units, and performance awards.  We are asking stockholders to authorize an increase of 5,000,000 shares to this Plan, and an identical increase to the limit on incentive stock options that may be granted under the 2014 Plan.
As of December 31, 2015, options were outstanding under the 1997, 2004 and 2014 Plans for a total of 9,062,146 shares of our common stock and a total of 456,241 shares remained subject to unvested restricted stock and restricted stock units under the 2004 and 2014 Plans.  The weighted average exercise price of all of these outstanding options was $2.84 per share and these options had a weighted average remaining term of approximately one (1) year. We have yet to grant any inducement awards under our 2015 New Employee Incentive Plan (the "Inducement Plan").
The following table sets forth the number of shares outstanding under the 1997, 2004, 2014 Plans, as well as the number of shares which remain available for grant under the 2014 Plan and Inducement Plan, and the number of shares we are asking stockholders to authorize for future issuance under the 2014 Plan, along with the potential equity dilution represented by the outstanding shares and shares available for future awards as a percentage of the common shares outstanding (determined on a fully diluted basis).
	Total Shares	Equity Dilution: Total Shares as a Percent of Total Common Shares Outstanding[1],[2]
Shares subject to awards outstanding under 1997 Plan	221,800	0.10%
Shares subject to awards outstanding under 2004 Plan	6,023,846	2.79%
Shares outstanding under the 2014 Plan and shares available for grant	8,502,000	3.94%
Share increase to the 2014 Plan	5,000,000	2.32%
Shares available for grant under the Inducement Plan	1,000,000	0.46%
Total	20,747,646	9.61%

(1) Determined on a fully diluted basis, meaning the total shares outstanding and authorized under the 1997 Plan, 2004 Plan, 2014 Plan and Inducement Plan are also included in total common shares outstanding
(2) Based on total of 195,186,460 common shares outstanding at January 31, 2016.  These numbers do not take into account the reverse stock split the stockholders are also being asked to approve (with a  proposed range of reverse split ratios between 1-for 5 and 1-for-25, with the exact ratio to be determined by our Board of Directors).  Assuming such approval is obtained, these figures will be proportionately adjusted in accordance with the terms of the outstanding awards and plans.  All of the figures in this proposal will be adjusted if such proposal is approved.

As shown in the table above, if the share increase to the 2014 Plan is approved, this would represent a combined total of about 9.61% of the number of shares of our total common stock outstanding on January 31, 2016, determined on a fully diluted basis.

At the 2015 Annual Meeting, our stockholders approved a 4,527,000 share increase (the "2015 Increase") to the 2014 Plan option pool.  The amount of this increase was carefully reviewed and analyzed with reference to a number of factors and within the context of our historical grant history and projected grants to existing and new employees. Though at the time of the 2015 Annual Meeting, we believed that the 2015 Increase would be sufficient to last through November 2017, significant senior management hires and greater than anticipated decreases in our stock price contributed to greater than anticipated equity grants to director and officers, including new hire option grants for a total of 885,000 shares to four executives (Cheri Rice, our current Vice President of Product Development, Jeremy Hayden, our General Counsel and Vice President of Business Development, John Harris, our Vice President and General Manager, Cell Therapy, and Lisa Hellmann Rhodes, our Vice President of Human Resources and Communications), and our annual executive option grants for a total of 3,511,755 shares that were approved in December 2015 for grant in January 2016. The executive option grants approved in December 2015 were larger than was contemplated at the time of the 2015 Increase due in large part to the significant decrease in the bid/sale price of our shares since that time.  Although the number of shares subject to these December 2015 option grants is larger than historical grants, the Compensation Committee deemed the grants necessary and appropriate based on benchmarks to retain executive management.
Because of the higher than expected utilization of our 2014 Plan share reserve in 2015, as of January 31, 2016, we have 2,125,948 remaining shares available for future equity grants. We believe this share reserve is insufficient for our anticipated needs.
Among the factors the Compensation Committee considered in determining the appropriate size of the increase to the share pool for our 2014 Plan was the Company's recent stock price performance, its prior grant history and its range of potential uses of equity compensation for the next few years.  This was based in part on forecasts of our anticipated growth rate for the next few years, which includes anticipated, non-recurring grants for certain new hires.  Other factors considered by the Compensation Committee include, but are not limited to, the ratio of the number of shares issued to employees relative to the total number of outstanding shares, the use of both time and performance-based vesting requirements, and a comparison of the Company's rate of burn of employee equity to industry/market cap peer companies. The Compensation Committee also considered the recent approval and adoption of our Inducement Plan.  The Inducement Plan has 1,000,000 shares reserved for issuance over the term of the plan, all of which remain available for issuance as of March 3, 2016. With the Inducement Plan available for use with respect to new employee grants, the Compensation Committee deemed it appropriate to decrease the amount of the requested increase to the 2014 Plan to reflect equity awards that we anticipate will be given under the Inducement Plan.  Based on our analysis of the foregoing considerations and other relevant considerations, we believe that, after taking into account the proposed share increase, the 2014 Plan's share reserve will be sufficient for us to make grants of equity incentive awards under the 2014 Plan approximately until mid-2017.  Of course, however, changes in business practices, industry standards, our compensation strategy, or equity market performance could alter this projection.  In addition, we are growing rapidly and as a result our equity-related employee population is also growing.  Accordingly, although the requested authorized share reserve is designed to accommodate equity compensation needs under a variety of scenarios for approximately one (1) year, under some scenarios the reserve could prove to be insufficient for this period, in which case the stockholders would have the opportunity to either approve or disapprove any addition to the requested share reserve.  For example, although there was a decrease in Company headcount in 2014, many of the forfeited options were granted under the Company's 2004 equity plan, and did not transfer over to the equity pool available under the 2014 plan.  Additionally adjustments to employee equity compensation have been made to reflect market trends and Company stock performance.

The following table sets forth the number of shares we have granted (under our 2004 and 2014 Plans) during our last three fiscal years and our annual and three-year average burn rate (gross number of shares granted during the year divided by weighted common shares outstanding).
	Fiscal 2015	Fiscal 2014	Fiscal 2013	Three-Year Average
Stock Options Granted	2,168,000	3,058,190	2,548,950	2,591,713
Restricted Stock and Restricted Stock Units	541,377	115,808	57,600	238,262
Basic and diluted weighted average shares allocable to common stockholders	140,797,316	80,830,698	67,781,364	96,469,793
Burn Rate	1.92%	3.93%	3.85%	2.93%

Summary of the 2014 Plan
What follows is a summary of the material terms of the 2014 Plan, as proposed to be amended.  This summary is qualified in its entirety by the specific language of the 2014 Plan and the proposed amendment, copies of which are attached as Appendix A to this Proxy Statement.
General.  The purpose of the 2014 Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company.  These incentives are provided through the grant of stock options, SARs, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards, cash-based awards and deferred compensation awards.
Authorized Shares.  Subject to certain equitable adjustments for capital structure changes, as described in more detail below, the maximum aggregate number of shares currently authorized for issuance under the 2014 Plan, as amended (and without regard to the proposed reverse stock split) is 8,502,000.
Share Counting.  Each share subject to an award under the 2014 Plan will reduce the number of shares remaining available for grant under the 2014 Plan by one (1) share.
If any award granted under the 2014 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant's purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2014 Plan.  Shares will not be treated as having been issued under the 2014 Plan and will, therefore, not reduce the number of shares available for issuance to the extent an award is settled in cash.  Shares that are withheld or reacquired by the Company in satisfaction of a tax withholding obligation for an option or stock appreciation right, or that are tendered in payment of the exercise price of an option will not be made available for new awards under the 2014 Plan.  Upon the exercise of a SAR or net-exercise of an option, the number of shares available under the 2014 Plan will be reduced by the gross number of shares for which the award is exercised.
Adjustments for Capital Structure Changes.  Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2014 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock.  In such circumstances, the Compensation Committee also has the discretion under the 2014 Plan to adjust other terms of outstanding awards as it deems appropriate.
Other Award Limits.  To enable compensation provided in connection with certain types of awards intended to qualify as "performance-based" within the meaning of Section 162(m) of the Code, the 2014 Plan establishes a limit on the maximum aggregate number of shares or dollar value for which such awards may be granted to an employee in any fiscal year which are intended to qualify as performance-based awards under Section 162(m) of the Code, as follows:

•
No more than 2,000,000 shares issuable upon the grant of options or stock appreciation rights may be granted to a participant during any fiscal year; provided for a newly hired participant, this number shall be 3,000,000.  In addition, the foregoing limitation also applies to the shares which are referenced in a cash-settled stock appreciation right.

•
No more than 1,500,000 of shares subject to "full value" awards per each fiscal year in a performance period shall be available for issuance to any participant; provided, however, that with respect to a newly hired participant, this number shall be 2,000,000.

•	With respect to a performance-based award payable in cash, the maximum amount shall be $5,000,000 for each fiscal year in the performance period.
In addition, to comply with applicable tax rules, the 2014 Plan also limits to 8,502,000 the number of shares that may be issued upon the exercise of incentive stock options granted under the 2014 Plan; as adjusted in accordance with the terms of the 2014 Plan.  Under the proposed amendment to the 2014 Plan, this limit will be increased by 5,000,000 to 13,502,000 shares.
Notwithstanding any other provision of the 2014 Plan to the contrary, the aggregate number of all awards granted to any nonemployee director during any single calendar year shall not exceed $150,000.
Administration.  The 2014 Plan generally will be administered by the Compensation Committee of the Board of Directors, although the Board of Directors retains the right to appoint another of its committees to administer the 2014 Plan or to administer the 2014 Plan directly. In May 2015, the Board of Directors designated our Chief Executive Officer as a Committee for purposes of the 2014 Plan and delegated to such committee the authority to grant up to 50,000 stock options under the 2015 Plan to non-insider officers and employees.  In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration of the 2014 Plan must be by a compensation committee comprised solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.  (For purposes of this summary, the term "Committee" will refer to any such duly appointed committee or the Board of Directors.)  Subject to the provisions of the 2014 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions.  The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m) of the Code or otherwise provided by the 2014 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award.  The 2014 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 2014 Plan.  All awards granted under the 2014 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2014 Plan.  The Committee will interpret the 2014 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2014 Plan or any award.
Prohibition of Option and SAR Repricing.  The 2014 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.
Eligibility.  Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company.  Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company.  As of December 31, 2015, we had approximately eighty employees, including five executive officers, and six non-employee directors who would be eligible under the 2014 Plan.

Stock Options.  The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these.  The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant.  However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "10% Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.
The 2014 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; by such other lawful consideration as approved by the Committee; or by any combination of these.  Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant.  No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant's surrender of a portion of the option shares to the Company.
Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee.  The maximum term of any option granted under the 2014 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years.  Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant's termination of service, provided that if service terminates as a result of the participant's death or disability, the option generally will remain exercisable for 24 months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant's termination for cause (as defined by the 2014 Plan).
Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant.  However, a nonstatutory stock option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee.
Stock Appreciation Rights.  The Committee may grant stock appreciation rights either in tandem with a related option (a "Tandem SAR") or independently of any option (a "Freestanding SAR").  A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right.  A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee.  The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.
Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares.  Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount.  At the Committee's discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock.  The maximum term of any stock appreciation right granted under the 2014 Plan is ten years.
Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant's lifetime only by the participant.  If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee.  Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.
Restricted Stock Awards.  The Committee may grant restricted stock awards under the 2014 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant.  The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock.  Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards.  Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested.  Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant's termination of service.  Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be subject to such restrictions.

Restricted Stock Units.  The Committee may grant restricted stock units under the 2014 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant's award agreement.  No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant's services to the Company.  The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards.  Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant's termination of service.  Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards.  However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends the Company pays.
Performance Awards.  The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant.  These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units.  Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period.  To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination thereof.
Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award.  Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee.  The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return, employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project; and completion of a joint venture or other corporate transaction.
The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee.  The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant.  The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a "covered employee" within the meaning of Section 162(m) of the Code (with respect to awards intended to qualify as performance-based awards under Section 162(m) of the Code).  However, no such reduction may increase the amount paid to any other participant.  The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant's individual job performance or other factors determined by the Committee.  In its discretion, the Committee may provide for a participant awarded performance shares of to receive dividend equivalent rights with respect to cash dividends paid on the Company's common stock.  The Committee may provide for performance award payments in lump sums or installments.  If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalent rights or interest during the deferral period.
Cash-Based Awards and Other Stock-Based Awards.  The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines.  Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards.  Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards.  Settlement of awards may be in cash or shares of common stock, as determined by the Committee.  A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award.  The committee may grant dividend equivalent rights with respect to other stock-based awards.  The effect on such awards of the participant's termination of service will be determined by the Committee and set forth in the participant's award agreement.
Deferred Compensation Awards.  The 2014 Plan authorizes the Committee to establish a deferred compensation award program.  If and when implemented, participants designated by the Committee, who may be limited to directors or members of a select group of management or highly compensated employees, may make an advance election to receive an award of stock options, stock appreciation rights, restricted stock or restricted stock units in lieu of director fees or bonuses otherwise payable in cash.  The Committee will determine basis on which the number of shares subject to an equity award granted in lieu of cash compensation will be determined.  Such awards will be subject to the applicable provisions of the 2014 Plan.
Change in Control.  Unless otherwise defined in a participant's award or other agreement with the Company, the 2014 Plan provides that a "Change in Control" occurs upon (a) a person or entity (with certain exceptions described in the 2014 Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company's voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock.  If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control.  In general, any awards which are not assumed, substituted for or otherwise continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control.  Subject to the restrictions of Section 409A of the Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines.  The 2014 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share, if any, under the award.

Awards Subject to Section 409A of the Code.  Certain awards granted under the 2014 Plan may be deemed to constitute "deferred compensation" within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A.  Any such awards will be required to comply with the requirements of Section 409A.  Notwithstanding any provision of the 2014 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2014 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.
Amendment, Suspension or Termination.  The 2014 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2014 Plan following the tenth anniversary of the date the 2014 Plan was adopted by the Board.  The Committee may amend, suspend or terminate the 2014 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2014 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law.  No amendment, suspension or termination of the 2014 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect on an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code, or unless expressly provided in the terms and conditions governing the award.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2014 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
Incentive Stock Options.  A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.  Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares.  If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes.  If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition.  Any gain in excess of that amount will be a capital gain.  If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss.  Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year.  Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Nonstatutory Stock Options.  Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status.  A participant generally recognizes no taxable income upon receipt of such an option.  Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss.  We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.  A Participant recognizes no taxable income upon the receipt of a stock appreciation right.  Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock.  A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the "determination date" over the price paid, if any, for such shares.  The "determination date" is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested).  If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss.  We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards.  A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award.  Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under "Restricted Stock." Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under "Restricted Stock"), will be taxed as capital gain or loss.  We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
New Plan Benefits
The granting of awards under the 2014 Plan is subject to the discretion of the Compensation Committee, therefore, the benefits or amounts that any participant or group of participants may receive in the future under the 2014 Plan are not currently determinable.
Awards Granted to Certain Persons
The following table shows the number of shares issued pursuant to awards or subject to awards issued as of January 31, 2016 under the 2014 Plan since its inception to:
•	The named executive officers;
•	All current executive officers as a group;
•	All current directors who are not executive officers; and
•	All employees as a group (excluding executive officers).

Name and Position	Number of Shares Subject to Awards
Marc H. Hedrick, M.D. President and Chief Executive Officer	1,144,710(1)
Tiago Girão VP of Finance and Chief Financial Officer	652,080(2)
Steven Kesten, M.D. Executive Vice President & Chief Medical Officer	906,660(3)
Seijiro N. Shirahama Chairman, Cytori Therapeutics, K.K(7)	223,500(4)
Kenneth Kleinhenz, Vice President, Global Regulatory Affairs	359,145(5)
All current executive officers as a group (7 persons)	4,429,570(6)
All current directors who are not executive officers, as a group (6 persons)	472,920
All employees as a group (excluding current executive officers)	3,008,482

(1)	Represents (i) 1,074,210 shares subject to stock options granted to Dr. Hedrick, and (ii) 70,500 shares awarded to Dr. Hedrick in January 2016 upon determination by the Compensation Committee of his achievement of the performance criteria applicable to a performance-based RSU grant made to Dr. Hedrick in May 2015 (for a performance period measured from May 26, 2015 to December 31, 2015). The target number and maximum number of shares issuable in connection with this performance-based RSU grant were 120,000 and 240,000 shares respectively.
(2)	Represents (i) 619,830 shares subject to stock options granted to Mr. Girão, and (ii) 32,250 shares awarded to Mr. Girão in January 2016 upon determination by the Compensation Committee of his achievement of the performance criteria applicable to a performance-based RSU grant made to Mr. Girão in May 2015 (for a performance period measured from May 26, 2015 to December 31, 2015). The target number and maximum number of shares issuable in connection with this performance-based RSU grant were 60,000 and 120,000 shares respectively.
(3)	Represents (i) 859,660 shares subject to stock options granted to Dr. Kesten, and (ii) 47,000 shares awarded to Dr. Kesten in January 2016 upon determination by the Compensation Committee of his achievement of the performance criteria applicable to a performance-based RSU grant made to Dr. Kesten in May 2015 (for a performance period measured from May 26, 2015 to December 31, 2015). The target number and maximum number of shares issuable in connection with this performance-based RSU grant were 80,000 and 160,000 shares respectively.
(4)	Represents (i) 200,000 shares subject to stock options granted to Mr. Shirahama, and (ii) 23,500 shares awarded to Mr. Shirahama in January 2016 upon determination by the Compensation Committee of his achievement of the performance criteria applicable to a performance-based RSU grant made to Mr. Shirahama in May 2015 (for a performance period measured from May 26, 2015 to December 31, 2015). The target number and maximum number of shares issuable in connection with this performance-based RSU grant were 40,000 and 80,000 shares respectively.
(5)	Represents (i) 335,645 shares subject to stock options granted to Mr. Kleinhenz, and (ii) 23,500 shares awarded to Mr. Kleinhenz in January 2016 upon determination by the Compensation Committee of his achievement of the performance criteria applicable to a performance-based RSU grant made to Mr. Kleinhenz in May 2015 (for a performance period measured from May 26, 2015 to December 31, 2015). The target number and maximum number of shares issuable in connection with this performance-based RSU grant were 40,000 and 80,000 shares respectively.
(6)	In addition to the equity awards made to our NEOs, this aggregate amount includes 684,830 shares subject to stock options issued to John Harris, Vice President and General Manager of Cell Therapy, and (ii) 453,645 shares subject to stock options issued to Jeremy Hayden, General Counsel and Vice President of Business Development.
(7)	Mr. Shirahama was appointed Chairman of Cytori Therapeutics, K.K., our wholly-owned Japanese subsidiary, in December 2015.

Vote Required
Approval of this proposal would require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.  Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes against this proposal.  Broker non-votes will have no effect on the outcome of this proposal.
Board of Directors Recommendation
The Board of Directors believes that the amendment to the 2014 Plan is in the best interests of Cytori and its stockholders for the reasons stated above.  Therefore, the Board unanimously recommends a vote "FOR" approval of the amendment to the 2014 Plan.

PROPOSAL #4

APPROVAL OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
AND A REDUCTION IN AUTHORIZED SHARES OF COMMON STOCK

Background

Our Board of Directors has approved proposed amendments to our Amended and Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), that:

•
would effect a share consolidation, or reverse stock split (reverse split) of our outstanding common stock and common stock reserved for issuance, at an exchange ratio of not less than 1-for-5 (1:5) and not greater than 1-for-25 (1:25), as shall be determined in the sole discretion of the Board of Directors on the terms described in this Proxy Statement; and

•
assuming the reverse split is approved by the stockholders, would reduce the number of authorized shares of our common stock from 290,000,000 (which amount is not otherwise affected by the reverse split) to between 25,000,000 and 100,000,000 shares, as determined by our Board of Directors.

The number of authorized shares of our preferred stock, of which 5,000,000 million is currently authorized, will not be affected by either of the reverse split or the decrease in authorized shares.

The effectiveness of either one of these amendments to our Certificate of Incorporation, and the abandonment of one or both of these amendments, will be determined by our Board of Directors following the Annual Meeting. Our Board of Directors has recommended that these proposed amendments to our Certificate of Incorporation be presented to our stockholders for approval.

If our stockholders approve these amendments to our Certificate of Incorporation, our Board of Directors will have the sole discretion to elect, as it determines to be in the best interests of the Company and its stockholders, whether to effect a reverse stock split and, if so, the number of shares of common stock within the stockholder-approved range (between five and 25 shares) which will be combined into one share of common stock. Our Board of Directors believes that stockholder approval of this range of reverse split ratios (as opposed to approval of a single reverse split ratio) provides the Board with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company and its stockholders. The corresponding reduction in the authorized common stock for the reverse stock split is designed to ensure that we do not have what might be perceived as an unnecessarily high number of authorized shares of common stock that are unissued and unreserved for issuance.

If, following stockholder approval, the Board determines that it is the best interests of the Company and its stockholders to effect the reverse stock split, the Board would determine the reverse stock split ratio (within the approved range) and authorize the filing of the applicable amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting the reverse stock split and accompanying decrease in our authorized shares. The text of the form of amendment to the Certificate of Incorporation is set forth in Appendix B to this Proxy Statement. However, such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board deems necessary and advisable to effect the reverse stock split and decrease in authorized shares.

If, following stockholder approval, the Board elects to effect the proposed reverse stock split, then except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The par value of the common stock would remain unchanged at $0.001 per share.

Our Board of Directors does not intend for the reverse stock split transaction to be the first step in a series of plans or proposals of a "going private transaction" within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Reasons For The Reverse Stock Split

Nasdaq Listing Deficiency

Background:  Our Board of Directors' primary objective in asking for authority to effect a reverse split is to increase the per-share trading price of our common stock on the Nasdaq Stock Market. On June 4, 2015, we received a letter from the Listing Qualifications Staff of The NASDAQ Stock Market LLC ("Nasdaq") indicating that, based upon the closing bid price of the our common stock for the previous 30 consecutive trading days, we no longer met the requirement to maintain a minimum bid price of $1 per share, as set forth in Nasdaq Listing Rule 5450(a)(1). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided a period of 180 calendar days, or until December 1, 2015, in which to regain compliance. We were unable to regain compliance with the minimum bid price requirement within this 180-day period, and on December 3, 2015, we received a Nasdaq Staff Determination Letter notifying us that our stock would be delisted from the Nasdaq Stock Market unless we appealed the determination to the Nasdaq Hearing Panel, or we were eligible to transfer from the Nasdaq Global Market, or NGM, to the Nasdaq Capital Market, or NCM. Though we were eligible to transfer from the NGM to the NCM, we elected to appeal the delisting determination to the Nasdaq Hearing Panel, which election stayed the Nasdaq Staff's determination pending the Hearing Panel's decision on our appeal. The hearing was held on January 21, 2016, and on January 27, 2016, the Nasdaq Hearing Panel issued its determination letter which it granted us an additional 180-day period (expiring May 31, 2016) to come into compliance with its minimum bid price requirement, and which required that:

•	by mid-March, we shall have filed our definitive proxy for a stockholders meeting which includes a request to approve a reverse stock split to bring our stock priced above $1;

•
on or before May 10, 2016, we shall have held a stockholders meeting at which the stockholders approve a reverse stock sufficient to demonstrate compliance with Nasdaq's minimum $1 bid price requirement;

•	on or before May 31, 2016, we shall have demonstrated a closing bid price of $1 or more for a minimum of ten consecutive trading days.

Our common stock listing was transferred from the NGM tier to NCM tier on February 1, 2016, and in a letter dated February 10, 2015, the Nasdaq Staff confirmed its approval of the transfer of our listing from NGM to NCM effective as of February 1, 2015.  In the event we do not cure our listing deficiency by May 31, 2016, Nasdaq will provide us notice that our common stock will be subject to delisting.

Potential Adverse Effects of Delisting:  Our Board of Directors has considered the potential harm to us of a delisting from NCM and believes that delisting from the NCM would materially and adversely affect us, including as follows:
•	We would be forced to seek to be traded on a less recognized or accepted exchange or market such as the OTC Bulletin Board or the "pink sheets;"

•	the trading price of our common stock would be adversely affected, including an increased spread between the "bid" and "asked" prices quoted by market makers;

•
the liquidity and marketability of shares of our common stock would be adversely affected, thereby reducing the ability of holders of our common stock to purchase or sell our shares as quickly and as inexpensively as they have done historically (if our stock is traded as a "penny stock," transactions in our stock would be more difficult and cumbersome);

•
our ability to access capital on terms favorable to us (or at all) would be adversely affected, as companies trading on the OTC Bulletin Board or "pink sheets" are viewed as less attractive investments with materially higher associated risks, such that existing or prospective institutional investors may be less interested in, or prohibited from, investing in our common stock (which may also cause the market price of our common stock to decline);

•	our relationships with vendors and customers may be adversely affected, as they may perceive our business less favorably, which would have a detrimental effect on our relationships with these parties.

Further, if we are required to move our stock listing to the OTC Bulletin Board, or "pink sheets," we will no longer be deemed a "covered security" under Section 18 of the Securities Act of 1933, as amended, and, as a result, we will lose our exemption from state securities regulations.  Among other things, this means that granting stock options and other equity incentives to our employees will be more difficult.

Potential Increased Investor Interest

Although the proposed reverse stock split will not have the effect of increasing our equity market capitalization, we believe that implementing the reverse stock split will provide benefits to us and our existing stockholders in a number of ways:

•
Stock Price Volatility:  We have been advised by certain institutional investors, as well as by our financial advisors, that a higher stock price may increase the acceptability of our common stock to a number of long-term investors who may not find our shares attractive at their current prices due to the trading volatility often associated with stocks below certain prices.

•
Stock Price Requirements:  We understand that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin.

•
Transaction Costs:  Investors also may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

Reasons for the Reduction in Total Number of Authorized Shares of Common Stock
As a matter of Delaware law, implementation of the reverse stock split does not require a change in the total number of shares of our common stock authorized under our Certificate of Incorporation. However, the proposed reduction in the total number of authorized shares of our common stock is intended to conform to the requirements of certain entities that make recommendations to stockholders regarding proposals submitted by the Company and to ensure that we do not have what might be perceived as an unreasonably high number of authorized but unissued shares of common stock. In addition, the Board of Directors believes that the reduction in the number of authorized shares of the Company's common stock may also reduce certain of the Company's costs, such as annual franchise taxes paid to the State of Delaware.
It is not required that any decrease in our authorized common stock must be in proportion to the reverse stock split ration that is selected by our Board of Directors. Though we intend that the larger the reverse split, the larger the decrease in our authorized shares, it is likely that that our authorized and unissued/unreserved shares of common stock will comprise a greater percentage of our total authorized shares after the reverse split than it currently does. See "Effects of the Reverse Stock Split" below.

Board Discretion to Implement Reverse Stock Split and Decrease in Authorized Shares

If the reverse stock split is approved by our stockholders at the Annual Meeting, the actual reverse stock split and accompanying decrease in authorized shares will be effected, if at all, only upon a subsequent determination by the Board of Directors that the reverse stock split (with the actual reverse split exchange ratio to determined by the Board within the stockholder-approved range, as described above) and decrease in our authorized common stock are in the best interests of the Company and its stockholders at the time. Such determination will be based upon many factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions and the likely effect of the reverse split on the market price of our common stock.   Notwithstanding approval of the proposed reverse stock split and proposed decrease in our authorized shares by the stockholders, the Board of Directors may, in its sole discretion, abandon the proposed amendments to our Certificate of Incorporation and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect the reverse stock split (the decrease in our authorized common stock will only occur if the reverse stock split occurs). If the Board of Directors fails to implement the reverse stock split after stockholder approval, further stockholder approval would thereafter be required prior to implement any reverse stock split and/or decrease in our authorized shares.

Effects of the Reverse Stock Split

Maintenance of Ownership Percentage:

If the reverse stock split is approved and effected, each stockholder will own a reduced number of shares of common stock. This would affect all of our stockholders uniformly and would not affect any stockholder's percentage ownership in the Company, except to the extent that the reverse stock split results in a stockholder owning a fractional share, as described below. The number of stockholders of record would not be affected by the reverse stock split.

Voting Rights:  Proportionate voting rights and other rights of the holders of our common stock would not be affected by the reverse stock split, other than as a result of rounding up each fractional share amount to the next whole share amount, as described below. For example, a holder of 1% of the voting power of the outstanding shares of our common stock immediately prior to the reverse stock split would continue to hold 1% of the voting power of the outstanding shares of common stock after the reverse stock split, regardless of the exchange ratio chosen by the Board of Directors.

Decrease in Authorized Shares – Increase in % of Unissued/Unreserved versus Issued/Reserved for Issuance:

At the time of the reverse stock split, the number of authorized shares of the Company's common stock would be reduced from 290,000,000 to a number in a range between 25,000,000 and 100,000,000, as determined by the Board of Directors in its discretion. The par value per share of our common stock would remain unchanged at $0.001 per share after the reverse stock split, and we would continue to have 5,000,000 million shares of authorized but unissued preferred stock.

Despite the reduction, on a post-split basis we anticipate that the proportion of authorized but unissued and unreserved shares of common stock will increase as compared to the number of common stock outstanding or reserved for issuance.  For example, as of January 31, 2016, the 195,186,460 shares of our common stock outstanding or reserved for issuance represented approximately 67.3% of the 290,000,000 total shares of common stock authorized under our Certificate of Incorporation, while the 213,895,047 fully-diluted outstanding shares of our common stock (equal to the sum of (i) 195,186,460 shares of outstanding common stock, plus (ii) shares issuable upon exercise of outstanding warrants, plus (iii) option pool shares that are unallocated or reserved for issuance under outstanding awards under our equity incentive plans ) represented approximately 73.76% of the 290,000,000 total shares of common stock authorized under our Certificate of Incorporation. By way of example, were our Board of Directors to elect to effect a 1-for-25 reverse stock split, (i) our outstanding share count would decrease from 195,186,460 (on a pre-split basis) to approximately 7,807,458 shares (on a post-split basis) and (ii) our fully-diluted share count would decrease from 213,895,047 (on a pre-split basis) to approximately 8,555,802 shares (on a post-split basis), while the total number of authorized shares of the Company would decrease from 290,000,000 to between 25,000,000 and 100,000,000, as determined at the Board of Director's discretion.  While the amount of the reduction in our authorized shares will increase along with an increase in the reverse stock split ratio, our Board is not required to make this reduction in authorized shares proportionate to any such reverse stock split ratio.  Thus, after the reverse stock split, we may have a substantially greater proportion of authorized but unissued and unreserved shares available to us after the reverse split is consummated than we have at present. See "Summary Table re: Effects of Stock Split" for hypothetical reductions in the Company's authorized shares based on the reverse stock split ratio that is ultimately selected by our Board.

We anticipate that we would use this post-split pool of authorized and unreserved/unissued shares to help consummate future financing transactions.  Any such financing would likely be dilutive to the stockholders unless it is structured as an offering in which all current stockholders could participate.

Further, the increase in the number of shares of authorized and unissued/unreserved Common Stock will have an 'anti-takeover effect' by permitting the issuance of a proportionately great number shares on a post-split basis (as compared to pre-split) to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or our Amended and Restated Bylaws, as amended. The increased number of available authorized and unissued/unreserved shares as a result of the reverse stock split would give our management more flexibility to resist or impede a third-party takeover bid that provides an above-market premium that is favored by a majority of the independent stockholders. Any such anti-takeover effect of a reverse stock split would be in addition to existing anti-takeover provisions of the Certificate of Incorporation and our Amended and Restated Bylaws.

Equity Incentive Plans:

All shares of our common stock subject to outstanding equity awards (including stock options, performance shares and stock appreciation rights) under our Amended and Restated 1997 Stock Option and Stock Purchase Plan ("1997 Plan), 2004 Equity Incentive Plan ("2004 Plan"), 2011 Employee Stock Purchase Plan, 2014 Equity Incentive Plan ("2014 Plan") and our 2015 New Employee Incentive Plan ("Inducement Plan" and collectively with the other incentive plans, the "Plans") and the number of shares of common stock which have been authorized for issuance under our Plans but as to which no equity awards have yet been granted or which have been returned respective Plan pools upon cancellation or expiration of such equity awards, will be converted on the effective date of the reverse stock split in proportion to the reverse split ratio of the reverse stock split (subject to adjustment for fractional interests). In addition, the exercise price of outstanding stock awards will be proportionately increased such that approximately the same aggregate price will be required to be paid after the reverse stock split as immediately preceding the reverse stock split. No fractional shares with respect to the shares subject to the outstanding equity awards (including stock options, performance shares and stock appreciation rights) under our Plans will be issued following the reverse stock split. Therefore, if the number of shares subject to any outstanding equity awards under our Plans immediately before the reverse stock split is not evenly divisible (in other words, it would result in a fractional interest following the reverse stock split), the number of shares of common stock subject to such equity award (including upon exercise of stock options and stock appreciation rights) will be rounded up to the nearest whole number. This will result in an increase to the proportion of shares reserved for issuance under our Plans to the number of authorized shares of common stock following the reverse stock split.

The number of shares of our common stock subject to awards under our 1997 Plan, 2004 Plan, 2014 Plan and Inducement Plan as of January 31, 2016 are 221,800; 5,817,971;7,267,175 and 0, respectively.

Summary Table re: Effects of Stock Split
The following table contains approximate information relating to our common stock based upon certain reverse stock split ratios within the range that has been submitted for stockholder approval, and based on share information as of January 31, 2016.  The ranges of total authorized shares (on a post-reverse split basis) have been included as examples only, and do not limit the Board's discretion to determine the decrease in our authorized shares within the stockholder-approved range.

	Pre-Reverse Stock Split	Post-Split (1:5)	Post-Split (1:15)	Post-Split (1:25)
Total Authorized Shares	290,000,000	100,000,000(1)	50,000,000(1)	25,000,000(1)
Shares Outstanding	195,186,460	39,037,292	13,012,431	7,807,458
Shares Reserved for Issuance Upon Exercise of Warrants	3,275,693	655,139	218,380	131,028
Allocated Option Pool - Shares Reserved for Issuance Upon Exercise/Release of Employee Incentive Plan Awards(2)	13,306,946	2,661,389	887,130	532,278
Unallocated Option Pool - Authorized but not Issued or Outstanding, or Reserved for Issuance, Under our Employee Incentive Plans(2)	2,125,948	425,190	141,730	85,038
Fully Diluted Shares (Issued and Reserved for Issuance)(3)	213,895,047	42,779,009	14,259,670	8,555,802
Shares Authorized but not Issued or Reserved (and % of Total Authorized	76,104,953 (26.24%)	57,220,991 (57.2%)	35,740,330 (71.48%)	16,444,198 (65.78%)
(1)	These authorized share amounts are for purposes of example only, and do not in any way limit the authority of our Board of Directors to determine the reduction in our authorized shares within the approved range (assuming stockholder approval of this Proposal 4), which reduction may be proportionately less or greater than the proportions set forth above.
(2)	Includes shares issuable upon exercise of awards under our 1997 Plan, 2004 Plan, 2014 Plan and Inducement Plan.
(3)	Excludes approximately 24,229,335 shares (pre-split) reserved as of January 31, 2016 for our at-the-market, or ATM, offering program, as this share amount may be increased or decreased (all the way to zero) by the Company at its sole discretion.

 No fractional shares of our common stock will be issued in connection with the proposed reverse stock split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the reverse stock split will receive have their fractional shares rounded up to the nearest whole share amount, as explained more fully below.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split would not affect the registration of our common stock under the Exchange Act. After the reverse stock split, our common stock would continue to be reported on the Nasdaq Capital Market tier under the symbol "CYTX".

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

If the reverse stock split is implemented, some stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

The effect of the reverse stock split upon the market prices for our common stock cannot be accurately predicted. However, surveys of similar stock split combinations for companies in like circumstances in our industry over the past twelve months have reported decreases in stock price performance in the near-term trading period after effectiveness of the reverse stock split. In particular, there is no assurance that the price per share of our common stock after the reverse stock split will increase in a manner directly proportionate to our reverse split ratio so as to cause our market capitalization (and the value of our stockholders' respective common stock holdings) to remain the same.  Furthermore, there can be no assurance that the market price of our common stock immediately after the proposed reverse stock split will be maintained for any period of time. Even if an increased share price can be maintained, the reverse stock split may not achieve the other desired results which have been outlined above. Moreover, because some investors may view a reverse stock split negatively, there can be no assurance that approval of the reverse stock split will not adversely impact the market price of our common.

In addition, although we believe the reverse stock split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if the reverse stock split is implemented, our common stock will be more attractive to institutional and other long term investors or that the liquidity of our common stock will increase since there would be a reduced number of shares outstanding after the reverse stock split.

Effective Date

If the proposed reverse stock split is approved at our Annual Meeting and the Board of Directors elects to proceed with a reverse stock split within the stockholder-approved range, the reverse stock split would become effective as of the filing (the "Effective Time") of the applicable certificate of amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, at the Effective Time, all shares of our common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of common stock in accordance with the reverse stock split ratio determined by the Board of Directors (within the approved range), and our authorized share total will be decreased to an amount determined by our Board of Directors (within the approved range).

If the Board elects to effect a reverse split, before we file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, we intend to issue a press release announcing the terms, including the reverse stock split ratio and decrease in our authorized shares, as well as the effective date of the reverse split.

Exchange of Stock Certificates

As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. Computershare, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the selected reverse stock split ratio. Beginning on the effective date of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Treatment of Fractional Shares

In lieu of any fractional shares to which a holder of our common stock would otherwise be entitled as a result of the reverse stock split, we shall round up each such fractional shares to the nearest whole share amount.  We expect that this will result in a slight increase in the overall number of shares outstanding after the split than if we were to elect payment of cash for fractional shares, but the effect on stockholders' respective ownership percentages will be negligible.  As of January 31, 2016, there were approximately twenty (20) stockholders of record of our common stock.

Discretionary Authority of the Board to Abandon Reverse Stock Split

The Board of Directors reserves the right to abandon the reverse stock split without further action by our stockholders at any time before the effectiveness of the certificate of amendment, even if the reverse stock split has been authorized by our stockholders. By voting in favor of the reverse stock split and accompanying decrease in our authorized shares, you are expressly also authorizing our Board of Directors to determine not to proceed with, and abandon, the reverse stock split and decrease in our authorized shares, if it should so decide.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed amendments to our Certificate of Incorporation to effect the reverse stock split and decrease in our authorized shares, and we will not independently provide our stockholders with any such rights.

Material Federal Income Tax Consequences

The following discussion describes the anticipated material United States Federal income tax consequences to "U.S. holders" (as defined below) of Company capital stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service ("IRS"), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder's particular circumstances from an independent tax advisor.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES, OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TREATY.

For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Company capital stock who is for United States Federal income tax purposes:

(i)	an individual citizen or resident of the United States;

(ii)	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

(iii)	an estate with income subject to United States Federal income tax regardless of its source; or

(iv)
a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that Company capital stock is held as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Company stockholder or to Company stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, banks, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities such as partnerships or s-corporations that are treated as "flow-through" entities, or entities that are disregarded as separate from their owners for tax purposes, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or Company stockholders holding their shares of Company capital stock as part of a "straddle," "hedge," "conversion transaction," or other integrated transaction, U.S. expatriates, persons subject to the alternative minimum tax, to persons whose shares constitute "qualified small business stock" for purposes of Code section 1202, or persons who hold their Company capital stock through individual retirement or other tax-deferred accounts. This discussion also does not address the tax consequences to the Company, or to Company stockholders that own 5% or more of the Company's capital stock, are affiliates of Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.
If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Company stockholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally
We believe that the reverse stock split will qualify as a "reorganization" under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-reverse stock split shares is equal to the fair market value of the pre-reverse stock split shares surrendered in the reverse stock split:

•	A U.S. holder will not recognize any gain or loss as a result of the reverse stock split;

•	A U.S. holder's aggregate tax basis in his, her, or its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor;

•
A U.S. holder's holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split; and

•
For purposes of the above discussion of the basis and holding periods for shares of Company capital stock, and except as provided therein, holders who acquired different blocks of Company capital stock at different times for different prices must calculate their basis and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the reverse stock split.

Required Vote and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote will be required to approve the reverse stock split and decrease in our authorized shares and the corresponding amendment to our Certificate of Incorporation to effect the reverse split and accompanying decrease. As a result, abstentions will have the same effect as "Against" votes. Because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.

The Board believes that the above proposal is in the best interests of the Company and its stockholders for the reasons stated above.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL #4.

CORPORATE GOVERNANCE
During 2015: the Board of Directors held ten meetings and took action via unanimous written consent five times; the Audit Committee met five times; the Compensation Committee met three times; the Governance and Nominating Committee met two times; the Executive Committee met one time and took action via unanimous written consent one time; and the sub-committee of the Executive Committee, comprised of our Chairman and our CEO, took action via unanimous written consent four times.

Each member of the Board of Directors attended seventy-five percent (75%) or more of the aggregate of (i) the total number of Board meetings held during the period of such member's service and (ii) the total number of meetings of committees of the Board of Directors on which such member served, during the period of such member's service, other than Gary Lyons, who attended 75% or more of our regularly scheduled Board meetings, and would have met or exceeded this 75% threshold but for the fact that he was unable to attend two special telephonic meetings of the Board of Directors that were called on short notice.

All Board members are encouraged to attend our annual stockholders' meetings in person. However, in 2015, we were unexpectedly required to move our stockholder meeting date such that it ceased to coincide with our regularly rescheduling Board meeting.  Two directors, including our Chairman, attended the 2015 Annual Meeting of our Stockholders.

Board Independence

The Board of Directors has determined that Messrs. Hawkins, Hawran, Rickey, Thompson, Lyons, and Dr. Naughton are "independent" under the rules of the NASDAQ Stock Market. Under applicable SEC and the NASDAQ rules, the existence of certain "related person" transactions above certain thresholds between a director and the Company are required to be disclosed and preclude a finding by the Board of Directors that the director is independent. The Board of Directors is not able to consider Dr. Hedrick, our President and Chief Executive Officer, independent, as a result of his employment with us during the past three years.

Board of Directors Leadership Structure

Our bylaws and governance principles provide the Board of Directors with the flexibility to combine or separate the positions of Chairman and Chief Executive Officer. Historically, these positions have been separate. Our Board believes that the separation of these positions strengthens the independence of our Board and allows us to have a Chairman focused on the leadership of the Board while allowing our Chief Executive Officer to focus more of his time and energy on managing our operations. The Board currently believes this structure works well to meet the leadership needs of the Board and of the Company. Dr. Hedrick, our President and Chief Executive Officer, has comprehensive industry expertise and is able to devote substantial time to the Company, and Mr. Rickey, our Chairman, is able to devote focus on longer term and strategic matters, and to provide related leadership to the Board. As a result, we do not currently intend to combine these positions; however a change in this leadership structure could be made if the Board of Directors determined it was in the best long-term interests of stockholder based upon a departure of either our Chief Executive Officer or Chairman. For example, if the two roles were to be combined, we believe that the independence of the majority of our directors, and the three fully independent Board committees, would provide effective oversight of our management and the Company.

The Board's Role in Risk Oversight
The Board's role in risk oversight includes assessing and monitoring risks and risk management. The Board reviews and oversees strategic, financial and operating plans and holds management responsible for identifying and moderating risk in accordance with those plans. The Board fulfills its risk oversight function by reviewing and assessing reports from members of management on a regular basis regarding material risks faced by us Company and applicable mitigation strategy and activity. The reports cover the critical areas of operations, sales and marketing, development, regulatory and quality affairs, intellectual property, clinical development, legal and financial affairs. The Board and its Committees (described below) consider these reports; discuss matters with management and identify and evaluate any potential strategic or operational risks, and appropriate activity to address those risks.

Board Committees
The Board of Directors has standing Audit, Compensation, Executive, and Governance and Nominating Committees.  All members of the Compensation Committee, Audit Committee, and Governance and Nominating Committee are independent directors.
Compensation Committee
The Compensation Committee currently consists of Mr. Thompson (Chairman), Mr. Lyons and Dr. Naughton.  Following the Annual Meeting and Mr. Thompson's departure from the Board (or, if earlier, Mr. Thompson's resignation), the Compensation Committee will consist of Mr. Lyons (who will assume Mr. Thompson's position as Chairman), Dr. Naughton and Mr. Rickey.  During 2015, Mr. Hawran stepped down as a Compensation Committee member and was replaced by Mr. Lyons.  Each of these members is independent as defined by NASDAQ, a "Non-Employee Director" as defined by rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, as amended, and an "outside director" as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Committee Chairman is responsible for setting the Committee's calendar and meeting agenda.
The Compensation Committee is responsible for developing and implementing compensation programs for our executive officers and other employees, subject only to the discretion of the full Board. More specifically, our Compensation Committee establishes base salary rates for each of the Company's officers, and administers our 2004 Equity Incentive Plan, our 2014 Equity Incentive Plan, our Executive Management Incentive Compensation Plan, our 2011 Employee Stock Purchase Plan and our 2015 New Employee Incentive Plan. This Committee establishes the compensation and benefits for our Chief Executive Officer (CEO) and other executive officers, and annually reviews the relationship between our performance and our compensation policies as well as assessing any risks associated with our compensation policies. In addition, this Committee reviews, and advises the Board on, regional and industry-wide compensation practices and trends in order to assess the adequacy of our executive compensation programs. The charter of the Compensation Committee has been established and approved by the Board of Directors, and a copy of the charter has been posted on our website at www.cytori.com under Investor Relations – Corporate Governance.

The Compensation Committee has delegated to our CEO the authority to award stock option grants to non-executive employees from a pool of stock options set aside by the Committee from time to time.  Any grant made from such pool to a non-executive employee may not exceed 50,000 shares and all of the grants shall have an exercise price equal to 100% of our Common Stock's fair market value on the grant date.  Upon effectiveness of our reverse stock split (see Proposal 4 above), this grant approval limit will be decreased in proportion to the reverse split ratio.  We have a written policy that addresses the dates on which it is appropriate to grant such options.  In addition, our CEO:
•	Makes recommendations to the Compensation Committee regarding the base salary, bonus and stock option award levels for our other executive officers; and
•
Provides an annual recommendation to the Compensation Committee regarding overall Company performance objectives for the year and the individual performance objectives of each of our executive officers with respect to our Executive Management Incentive Compensation Plan, and reports to the Compensation Committee on the satisfaction of each such objective.

Our CEO attends some of the meetings of the Compensation Committee upon invitation, but does not participate in the executive sessions of the Compensation Committee.
Audit Committee

During 2015, Mr. Hawran (Chairman), Mr. Thompson and Mr. Hawkins were the members of our Audit Committee.  Following the Annual Meeting and Mr. Thompson's departure from the Board (or, if earlier, Mr. Thompson's resignation), the Audit Committee will consist of Mr. Hawran (Chairman), Mr. Hawkins and Mr. Lyons.  The Audit Committee is comprised solely of independent directors, as defined by NASDAQ.  The Board of Directors has determined that Mr. Hawran is an "audit committee financial expert" within the meaning of Item 407(d)(5) of SEC Regulation S-K.  The charter of the Audit Committee has been established and approved by the Board of Directors, and a copy of the charter has been posted on our website at www.cytori.com under Investor Relations – Corporate Governance.

The Audit Committee selects our auditors, reviews the scope of the annual audit, approves the audit fees and non-audit fees to be paid to our auditors, and reviews our financial accounting controls with the staff and the auditors.  The Audit Committee is also charged with review and oversight of management's enterprise risk management assessment.

Governance and Nominating Committee
Mr. Hawkins (Chairman), Mr. Lyons and Dr. Naughton comprised the members of our Governance and Nominating Committee in 2015.  Dr. Naughton joined the Governance and Nominating Committee in January 2015.
   The Governance and Nominating Committee is comprised solely of independent directors, as defined by NASDAQ.  The Governance and Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board, evaluates the effectiveness of the Board and its serving members, and recommends the structure, responsibility and composition of the committees of the Board.  The Committee is also responsible for recommending guidelines and policies for corporate governance for adoption by the Board.  The charter of the Governance and Nominating Committee has been established and approved by the Board of Directors, and a copy of the charter has been posted on our website at www.cytori.com under Investor Relations – Corporate Governance.
Executive Committee
In 2015, the Executive Committee consisted of Dr. Hedrick, Mr. Rickey, Mr. Hawkins, Mr. Hawran, and Mr. Thompson.  Following the Annual Meeting and Mr. Thompson's departure from the Board, the Executive Committee will consist of Dr. Hedrick, Mr. Rickey, Mr. Hawkins, Mr. Hawran and Mr. Lyons.
The Executive Committee's responsibilities include to evaluate and approve the material terms of any financing transactions or business transactions as well as to authorize and approve the issuance of stock and/or other equity securities. The Executive Committee also would be able to act on behalf of the full Board in urgent or exigent circumstances wherein it would be very difficult or impossible to assemble the full Board between regularly scheduled meetings.  The Sub-Committee of the Executive Committee, consisting of Chairman of the Board and the CEO, has the authority to approve corporate expenditures presented by our management in excess of $250,000 up to a maximum of $1,000,000 for a single corporate transaction.

CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and controller. This Code of Business Conduct and Ethics has been posted on our website at www.cytori.com. We intend to post amendments to this code, or any waivers of its requirements, on our website at www.cytori.com under Investor Relations – Corporate Governance, as permitted under SEC rules and regulations.

DIRECTOR NOMINATIONS
Criteria for Board Membership
In selecting candidates for appointment or re-election to the Board, the Governance and Nominating Committee seeks candidates with a broad diversity of experience, skills, professions, and backgrounds. The criteria include the candidate's integrity, business acumen, commitment, reputation among our various constituencies and communities, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to Board duties. The Board has also determined that gender and ethnic diversity of the Board will be an important factor in evaluation of candidates. There are no other pre-established qualifications, qualities or skills at this time that any particular Director nominee must possess and nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The Governance and Nominating Committee does not assign specific weights to particular criteria, nor has it adopted a particular policy. Rather, the Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. The goal of the Governance and Nominating Committee is to assemble a Board of Directors that brings to our Company a variety of skills derived from high quality businesses and professional experience. The Committee seeks to ensure that at least a majority of the directors are independent under NASDAQ rules, and that members of the Company's Audit Committee meet the financial literacy and sophistication requirements under the NASDAQ rules, and at least one of them qualifies as an "audit committee financial expert" under the rules of the SEC.

Stockholder Nominees

The Governance and Nominating Committee is responsible for the consideration of any director candidates recommended by security holders, provided such nominations are made in accordance with the Company's bylaws and applicable law. Any recommendations received from the security holders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. Any such nominations should be submitted to the Governance and Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required by the Company's Amended and Restated Bylaws (the "Bylaws"), and that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company's common stock which are owned beneficially and of record by such stockholders; and (c) other appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted no later than the deadlines described in the Bylaws of the Company and under the caption, "Stockholder Proposals for 2016 Annual Meeting" below.

STOCKHOLDER COMMUNICATION WITH THE BOARD
Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by the following means:

-	Mail:

Chairman of the Board
Cytori Therapeutics, Inc.
3020 Callan Road
San Diego, CA 92121

CC: General Counsel

-	E-mail: chairman@cytori.com

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Chairman of the Board will initially receive and process communications before forwarding them to the addressee. Communications also may be referred to other departments within the Company. The Chairman of the Board generally will not forward to the directors a communication that he/she determines to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about the Company. Concerns about questionable accounting or auditing matters or possible violations of the Cytori Code of Business Conduct & Ethics should be reported pursuant to the procedures outlined in the Code of Business Conduct & Ethics, which are available on the Company's website in the Investor Relations section under Corporate Governance Materials.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee currently consists of Mr. Thompson (Chairman), Dr. Naughton, and Mr. Lyons, each of whom is an independent director and none of whom is a current or former employee of the Company. None of our executive officers served as a director or member of the Compensation Committee or any Board committee performing equivalent functions for another entity that has one or more executive officers serving on our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding ownership of our Common Stock as of January 31, 2016 (or earlier date for information based on filings with the SEC) by (a) each person known to us to own more than 5% of the outstanding shares of our Common Stock, (b) each director and nominee for director, (c) our President and Chief Executive Officer, VP of Finance and Chief Financial Officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information.  A total of 195,186,460 shares of our common stock were issued and outstanding as of January 31, 2016.
Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Owned (2)	Number of Shares of Common Stock Subject to Awards/Warrants Exercisable Within 60 Days (3)	Total Number of Shares of Common Stock Beneficially Owned (4)	Percent Ownership
Sabby Management, LLC.(5) 10 Mountainview Road, Suite 205 Upper Saddle River, NJ 07458	17,150,297	-	17,150,297	8.8%
CVI Investments, Inc.(6) Ugland House South Church Street George Town Grand Cayman KY1-1104 Cayman Islands	12,570,005	-	12,570,005	6.4%
Marc H. Hedrick, MD	627,411	974,271	1,601,682	*
Tiago M. Girão	126,250	91,250	217,500	*
Steven Kesten, M.D.	55,201	278,292	333,493	*
Seijiro Shirahama	72,159	552,708	624,867	*
Ken Kleinhenz	43,922	329,020	372,942	*
David M. Rickey	873,444	180,255	1,053,699	*
Paul W. Hawran	123,546	192,130	315,676	*
Richard J. Hawkins	76,154	167,130	243,284	*
Tommy Thompson	129,435	83,130	212,565	*
Gary A. Lyons	36,849	46,000	82,849	*
Gail Naughton	21,000	35,500	56,500	*
All executive officers and directors as a group (13)	2,211,570(7)	2,929,686	5,141,257(7)	2.6%

*            Represents beneficial ownership of less than one percent (1%) of the outstanding shares as of January 31, 2016.
(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Cytori Therapeutics, Inc., 3020 Callan Road, San Diego, CA 92121.
(2)	Unless otherwise indicated, represents shares of outstanding common stock owned by the named parties as of January 31, 2016.
(3)	Shares of common stock subject to stock options or warrants currently exercisable or exercisable within 60 days of January 31, 2016 are deemed to be outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.
(4)	The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities for which that person has a right to acquire beneficial ownership within 60 days.
(5)	Based upon a Schedule 13G/A filed January 12, 2016, reporting beneficial ownership as of December 31, 2015. Sabby Healthcare Master Fund, Ltd. ("Sabby Healthcare") has shared voting and dispositive power with respect to 10,975,000 shares. Sabby Volatility Warrant Master Fund, Ltd. (has shared voting and dispositive power with respect to 6,174,697 shares. Sabby Management, LLC ("Sabby Management") serves as the investment manager of Sabby Healthcare and Sabby Volatility and has shared voting and dispositive power with respect to 17,150,297 of these shares. Hal Mintz, in his capacity as manager of Sabby Management, has shared voting and dispositive power with respect to 17,150,297 of these shares. Each of Sabby Management, LLC and Hal Mintz disclaim beneficial ownership over the securities owned except to the extent of their pecuniary interest therein The address for Sabby Management is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458. The address for Mr. Mintz is c/o Sabby Management, LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.
(6)	Information reported is based solely on a Schedule 13G as filed with the Securities and Exchange Commission on October 2, 2015. According to the Schedule 13G, CVI Investments, Inc. has (i) shared power to vote or to direct the vote of 12,570,005 shares; and (ii) shared power to dispose or to direct the disposition of 12,570,005 shares. Heights Capital Management, Inc., which serves as the investment manager to Capital Ventures International, may be deemed to be the beneficial owner of all Shares owned by Capital Ventures International.
(7)	This aggregate amount includes 26,200 shares owned by Jeremy Hayden, General Counsel and Vice President of Business Development.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
During fiscal year 2015 there were no related party transactions.

Procedures for Approval of Related Person Transactions
The Governance and Nominating Committee of the Board of Directors is responsible for reviewing and approving most material transactions with related persons, as such term is defined under Item 404 of Regulations S-K.  However, in certain cases, transactions have been approved by the full Board of Directors, the Audit Committee, or some other committee consisting of all independent directors, as the case may be.  In general, transactions with holders of our securities covered by Item 403(a) of Regulation S-K will be reviewed and approved by our full Board of Directors, so long as none of our directors or executive officers or their family members have a material interest in such transaction.  Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members.  This obligation is set forth in writing in our Governance and Nominating Committee Charter. A copy of the Governance and Nominating Committee Charter is available at www.cytori.com under Investor Relations – Corporate Governance.
To identify related person transactions, each year we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest.  We review related person transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, in any way with the interests of the Company. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest, or become aware of a potential or apparent conflict of interest, to immediately notify our Compliance Officer or the Chairman of the Audit Committee.
We expect our directors, officers and employees to act and make decisions that are in the Company's best interests and encourage them to avoid situations which present an actual or perceived conflict between our interests and their own personal interests.   Exceptions are only permitted in the reasonable discretion of the Board of Directors or the Corporate Governance and Nominating Committee, consistent with the best interests of the Company.  In addition, we are strictly prohibited from extending personal loans to, or guaranteeing the personal obligations of, any director or officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons or entities who own more than ten percent of our common stock, to file with the SEC reports of beneficial ownership and changes in beneficial ownership of our common stock.  Those directors, officers, and stockholders are required by regulations to furnish us with copies of all forms they file under Section 16(a).  Based solely upon a review of the copies of such reports furnished to us and written representations from such directors, officers, and stockholders, we believe that all such reports required to be filed during 2015 were filed on a timely basis except for five Form 4s for four of our directors and one Form 3 for one of our executive officers.

EXECUTIVE OFFICERS
Biographical Information
The following table sets forth biographical information regarding our named executive officers as of January 31, 2016.
Name	Age	Position(s)
Marc H. Hedrick, M.D.	53	President, Chief Executive Officer and Director
Tiago Girão	36	Vice President, Finance &Chief Financial Officer
Steven Kesten, M.D.	57	Executive Vice President & Chief Medical Officer
Seijiro N. Shirahama.	61	Chairman, Cytori Therapeutics, K.K(1)
Kenneth Kleinhenz.	51	Vice President, Global Regulatory Affairs

(1)	Mr. Shirahama previously served as President – Asia Pacific until October 2015, and was appointed as Chairman of Cytori Therapeutics, K.K. in December 2015.
See "Proposal No. 1 Election of Directors" for biographical information regarding Dr. Hedrick.
Tiago Girão was appointed Vice President of Finance and Chief Financial Officer (CFO) in September 2014. Mr. Girão joined Cytori Therapeutics from NuVasive, Inc. where he recently served as International Controller from February 2014 to August 2014. Prior to his International Controller role, he served as Director, Financial Reporting, where he managed a team responsible for all corporate technical accounting and SEC related matters from March 2012 to February 2014. Prior to joining NuVasive, Mr. Girão served as Senior Manager, Assurance at KPMG, Cytori's independent audit firm from October 2004 to March 2012. Prior to joining KPMG, Mr. Girão was a senior accountant for Ernst &Young in Brazil from October 2000 to August 2004. Mr. Girão is a certified public accountant with 14 years experience in the accounting, finance and reporting for U.S. and public companies and substantial experience in global finance and operations.

Steven Kesten, M.D. joined Cytori as Executive Vice President and Chief Medical Officer in February 2013. Previously, he served as Vice President and Chief Medical Officer at Uptake Medical from November 2010 to February 2013 and at Boehringer Ingelheim from 2000 to 2010, mostly recently as the Vice President, Medicine for Marketed Products for Respiratory Disease. Prior to that, he served as the medical director of the Rush Advanced Lung Disease and Lung Transplant Program at Rush Presbyterian St. Luke's Medical Center from 1996 to 1999; in 1995 as the medical director of the Toronto Lung Transplant Program at the University of Toronto; and as a staff pulmonologist at Toronto General Hospital and Toronto Western Hospital from 1989 to 1996. He also served as a faculty member of the University of Toronto and an associate professor of medicine at Rush Medical College. Dr. Kesten received his medical degree and specialty training in internal medicine and pulmonary medicine at the University of Toronto.

Seijiro N. Shirahama serves as Chairman of Cytori Therapeutics, K.K. a wholly owned subsidiary of the Company, as position he has held since October 2015.  From November 2007 until October 2015, Mr. Shirahama served as our President – Asia Pacific.  Mr. Shirahama had served as Senior Vice President – Asia Pacific since November 2006, and as Vice President – Asia Pacific, from September 2002 to November 2006. Prior to that, from May 1999 to August 2002, Mr. Shirahama was President of Touchmetrics K.K., a diagnostic ultrasound firm. He held executive positions with Bristol-Myers Squibb K.K. from April 1997 to October 1998, and from March 1995 until March 1997, was the General Manager for Baxter Biotech Group in Tokyo, Japan. Mr. Shirahama holds a B.A. from Kanagawa University in Yokohama, Japan and an M.A. from the University of San Francisco.

Kenneth Kleinhenz was appointed Vice President, Global Regulatory Affairs in April 2013.  From November 2007 to April 2013, Mr. Kleinhenz had served as our Vice President of Regulatory Affairs and Quality Assurance, and prior to that had served as our Director of Regulatory Affairs since 1999.  From September 1998 to June 1999, Mr. Kleinhenz was the Technical Director of IFM Manufacturing.  He served as a Chief Microbiologist for Becton Dickinson from June 1997 to September 1998, and as Manager of Quality Assurance and Regulatory Affairs at Pacific Pharmaceuticals from September 1993 to June 1997.  Mr. Kleinhenz is a veteran of the United States Navy, where he served as a Clinical Microbiologist for six years at the Naval Hospital, San Diego.  He earned his B.S. in Microbiology at the University of California, San Diego, and his M.B.A. in Technology Management at the University of Phoenix.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to provide stockholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation. It discusses the Compensation Committee's determination of how and why, in addition to what, compensation actions were taken during the last fiscal year for each person serving as our chief executive officer and our chief financial officer during 2015, and the three other most highly compensated executive officers who were serving as such at the end of 2015.

Our named executive officers for fiscal year 2015 were Marc H. Hedrick, M.D., our President and Chief Executive Officer; Tiago Girão, our Chief Financial Officer; Steven Kesten, M.D., our Executive Vice President and Chief Medical Officer; Seijiro Shirahama, Chairman of Cytori Therapeutics, K.K., our wholly-owned subsidiary (and prior to October 2015, our President of Asia Pacific); and Ken Kleinhenz our Vice President of Global Regulatory Affairs.

These individuals are collectively referred to in this discussion as the "named executive officers," or NEOs. Investors are encouraged to read this discussion in conjunction with the compensation tables and related notes, which include more detailed information about the compensation of our NEOs for 2015 as well as prior years.

Compensation Philosophy for the Named Executive Officers

The Company's compensation programs for our officers are established by the Compensation Committee of the Board of Directors (the "Committee"). The Committee believes that our compensation policy should align the financial interests of our executives with those of our stockholders. A key to creating this alignment is placing a substantial amount of executive compensation at risk based upon both the short-term and long-term performance of the Company, while discouraging any short-sighted risk-taking behavior. The Committee also seeks to maintain compensation programs that will retain the executives we have, and attract the executives we may need.

The Company's current compensation philosophy targets total compensation for our executive management between the 50th and 60th percentile relative to similarly situated executives within our approved peer group (and with reference to appropriate compensation surveys), with the intent to adjust the compensation of our executives below this range to this level by 2017.

Executive Compensation

In the process of determining compensation for our NEOs, the Compensation Committee considers the current financial position of the Company, the strategic goals of the Company and the performance of each of our NEOs. The Committee also benchmarks the various components (described below) of our compensation program for executives to compensation paid by other public companies in our defined peer group, compensation data from Radford Global Life Sciences Survey, historical review of all executive officer compensation, and recommendations from our CEO (other than for his own salary). From time to time the Committee engages the services of outside compensation consultants. The Committee has the sole authority to select, compensate and terminate its external advisors.

The Committee utilizes the following components of compensation (described further below) to strike an appropriate balance between promoting sustainable and excellent performance and discouraging any inappropriate short-sighted risk-taking behavior:

•	Base Salary;

•	Annual short-term performance–based cash incentives (the Executive Management Incentive Compensation Plan, or EMIC);
•
Short-term and long-term equity compensation in the potential forms as allowed by our 2014 Equity Incentive Plan and 2015 New Employee Incentive Plan, including time-based and performance-based stock options, restricted stock units and other equity awards;

•	Personal benefits and perquisites; and
•	Acceleration and severance agreements tied to changes of control of the Company.

Summary of Material NEO Compensation Actions During 2015:

•
In January 2015, the Committee determined achievement of target bonuses under the Company's 2014 Executive Management Incentive Plan, and granted our executives, including our NEOs, common stock options vesting in monthly installments over four years, as further described below.

•
In May 2015, the Board of Directors (i) granted performance-based restricted stock units to our executives, including our NEOs, with a performance period expiring on December 31, 2015 and vesting tied to achievement of certain corporate financial (50%) and clinical (50%) goals, as further described below (which grants were originally intended to occur at the same time as the January 2015 stock option grants); and (ii) approved our 2015 Executive Management Incentive Plan, as further described below.

•
In November 2015, the Committee, (i) in conjunction with management and our outside compensation consultant, reviewed and updated our peer group list, as further described below, and updated and reaffirmed our compensation philosophy, as described above; and (ii) approved the 2016 base salaries and target bonus percentages for our executive officers, including our NEOs.

•
In December 2015, the Board of Directors approved the grant to our executives, including our NEOs (which grant date was January 4, 2016), of stock options exercisable for a total of 3,511,755 shares of common stock, vesting over four years, with 25% of shares subject to each grant vesting after one year, and the remainder of the shares vesting in thirty-six (36) monthly installments thereafter.

Peer Group
In October 2014, the Committee approved the engagement of Barney & Barney, LLC to review our per group list and to provide recommendations to strengthen the peer group, after discussion and review with management and consultation with Barney & Barney, LLC, our outside compensation consultant, generated an updated peer group list.  In generating this peer group list, each prospective peer company was assessed for appropriateness of inclusion based on: industry sector; developmental stage; location; and company revenue, market capitalization, and number of employees. This updated peer group is shown in the table below.

Company	Market Capitalization as of September 18, 2014
Vericel Corp (formerly Aastrom Biosciences)	$21.5 Million
ArQule	$72.8 Million
Athersys	$112.1 Million
AVEO Pharmaceuticals	$61.7 Million
CTI Biopharma	$400.3 Million
Cytokinetics	$141.7 Million
Dynavax Technologies	$357.5 Million
Fibrocell Science	$111.5 Million
Geron	$362.4 Million
Hansen Medical	$138 Million
Immunomedics	$302.6 Million
NeoStem	$183.3 Million
Neuralstem	$283.1 Million
Osiris Therapeutics	$451.2 Million
Pain Therapeutics	$173.9 Million
Peregrine Pharmaceuticals	$251.3 Million
Rigel Pharmaceutics	$196.7 Million
Senomyx	$378.2 Million
StemCells	$97.5 Million
Stereotaxis	$49.8 Million
Verastem	$248.6 Million
Vical	$102.8 Million
Ziopharm Oncology	$300.2 Million
Zogenix	$170.7 Million

Base Salaries; Target Bonuses
In determining base salaries for our executives the Committee considers the factors mentioned above, but base salaries are also designed to account for internal equity, length and depth of experience and the complexity and importance of roles and responsibilities.  The Committee benchmarks each executive's base salary to the comparable positions in the Radford Global Life Sciences Survey, generally targeting the 50th – 60th percentile, and the base salaries of our top officers are also benchmarked against compensation in our peer companies. The Committee additionally reviews each executive's year to date performance progress in relation to the then-current Executive Management Incentive Compensation Plan.
After review of the benchmark data, discussion of each executive's performance, with input from Dr. Hedrick (except for his own performance), the Committee made the following determinations regarding 2015 executive base salaries and target bonus percentages (with a comparison as against 2014 salaries and bonuses).
	2014 Base Salary	2014 Target Bonus %	2015 Base Salary	2015 Target Bonus %
Marc Hedrick, M.D.	$450,000	45%	$450,000	45%
Tiago Girão	$240,000(1)	30%	$265,000	30%
Steven Kesten, M.D.	$400,000	25%	$306,500(2)	28%(3)
Seijiro Shirahama	$366,978	25%	$302,000(4)	25%
Kenneth Kleinhenz	$267,500	20%	$267,500	20%
(1)	Mr. Girão joined the Company in September 2014.
(2)
Dr. Kesten's salary was reduced from $400,000 per year to $213,000 per year effective August 1, 2015 in connection with the decrease in his employment from 40 hours per week to 30 hours per week. His base salary was readjusted to $400,000 per year effective as of January 4, 2016 simultaneously with his return to a 40-hour work week.

(3)
 Dr. Kesten's target bonus was increased from 25% to 30% per year effective August 1, 2015 in connection with the decrease in his employment from 40 hours per week to 30 hours per week. His target bonus remained at 30% when his base salary was readjusted to $400,000 in January 2016.

(4)	Mr. Shirahama's compensation is paid in Japanese Yen. His base salary was calculated using the average exchange rate over the year, or .0083 Japanese Yen to US dollar.

Executive Management Incentive Compensation Plan (Bonus Determination)
Our Compensation Committee adopted the Cytori Therapeutics Executive Management Incentive Compensation Plan (the "EMIC") to increase the performance-based component of our executives' compensation by linking their cash bonus payments to achievement of shorter term performance goals. Target bonuses are reviewed annually and established as a percentage of the executives' base salaries, generally based upon seniority of the officer and targeted at or near the median of the peer group (with reference to our corporate compensation philosophy) and relevant survey data (including the Radford Global Life Sciences Survey). Each year the Committee establishes corporate and individual objectives and respective target percentages, taking into account recommendations from the CEO as it relates to executive positions other than the CEO's compensation. Objectives for Dr. Hedrick were set by the Committee in 2015 to align with the overall corporate objectives. After 2015 fiscal year-end, Dr. Hedrick provided the Committee with a written evaluation showing actual performance as compared to the objectives, and the Committee uses that information, along with the overall corporate performance, to determine what percentage of each executive's bonus target will be paid out as a bonus for that year. Overall, we attempt to set the corporate and individual functional goals to be highly challenging yet attainable. Our corporate financial objectives are intended to be more difficult to achieve than our actual expected results, such that their attainment would require exceptional performance and dedication from our management team.

For 2015, the general corporate objectives were determined by the Committee to account for 100% of the objectives for our CEO, Dr. Hedrick, and weight of 50% of the overall target bonus amounts for each of our other named executive officers. The Company's general corporate objectives were as follows:

o	Financial Objectives
o	Achieve 2015 year-end cash objectives
o	Clinical Development Objectives
o	Meet combined clinical enrollment objectives for STAR and ACT-OA trials
o	Operational Performance
o	Complete certain hand scleroderma and knee osteoarthritis deliverables
o	Achieve next generation Celution system timeline deliverables

The individual following named executive officers' objectives expanded upon their particular function in the overall corporate objectives and were to be weighted as 50% of their respective target bonus amounts.

Mr. Girão's individual objectives included:
•	Manage cash, operating burn and product/contract revenue
•	Manage clinical trial spend
•	Business development assistance such as financial and pharmoeconomics modeling
•	Product development objectives
•	Investor relations objectives

Dr. Kesten's individual objectives included:
•	STAR and ACT-OA enrollment objectives, and management of related clinical trial spend
•	Business development objectives
•	Product development objectives

Mr. Shirahama's individual objectives included:
•	Stress urinary incontinence, or SUI, clinical trial objectives
•	Financial objectives including achievement of profitability and product revenue/contribution goals
•	Operational objectives
•	Partnering objectives

Mr. Kleinhenz's individual objectives included:
•	Regulatory assistance with STAR and ACT-OA trials
•	Regulatory budget and product development objectives

The 2015 target bonus as a percentage of annual base salary for each named executive officer was: 45% for Dr. Hedrick; 30% for Mr. Girão, 28% for Dr. Kesten; 25% for Mr. Shirahama, and 20% for Mr. Kleinhenz. The Committee, in its January 2016 meeting, evaluated our progress in 2015 as compared to overall the corporate objectives in the 2015 EMIC Plan described above. The Committee evaluated the overall results and then evaluated the progress of each executive officer towards their own functional objectives and the results are tabulated in the table below:

Officer and Position	Target Bonus as a % of Salary	% of Target Bonus Awarded	Bonus Awarded as a % of Salary	Amount of 2015 Bonus Paid in 2015(2)

Marc H. Hedrick, M.D. President & CEO	45%	99%	44.5%	$200,475
Tiago M. Girão, Chief Financial Officer	30%	88%	26%	$69,563
Steven Kesten, M.D.(1) Executive Vice President & Chief Medical Officer	28%	102%	29%	$87,659
Seijiro Shirahama(2) Chairman, Cytori Therapeutics, K.K.	25%	57%	14%	$42,676
Ken Kleinhenz, Vice President of Global Regulatory Affairs	20%	106%	21%	$56,443
(1)
Dr. Kesten's bonus payout reflects an increase in his target bonus from 25% to 30% of base salary when he moved to a 30-hour work week, effective as of August 1, 2015 (and accompanying reduction in base salary from $400,000 to $213,000).  He subsequently returned to a 40-hour work week (and his base salary readjusted to $400,000 per year) on January 4, 2016.

(2)	Mr. Shirahama's bonus was determined by the Committee as 13.8% of his base salary in US Dollars using the 2015 average annual foreign exchange rate, or .0083 Japanese Yen to US dollar.
(3)	The 2015 bonus amounts are paid in quarterly installments during 2016, beginning April 1, 2016.

Long-Term Equity Compensation
We designed our long-term equity grant program to further align the interests of our executives with those of our stockholders and to reward the executives' longer-term performance. Historically, the Committee has granted individual option grant awards, although from time-to-time, to further increase the emphasis on compensation tied to performance, the Committee may grant other equity awards as allowed by the 2014 Equity Incentive Plan. The Committee grants stock options, restricted stock, restricted stock units and similar equity awards permitted under our plans based on its judgment as to whether the complete compensation packages to our executives, including prior equity awards, are sufficient to retain and incentivize the executives and whether the grants balance long-term versus short-term compensation. The Committee also considers our overall performance as well as the individual performance of each NEO, and the potential dilutive effect of restricted stock awards, and the dilutive and overhang effect of the equity grant awards, and recommendations from the CEO (other than with respect to his own equity awards).

Previously, our practice has been to grant long-term equity compensation to our executives at the regularly-scheduled Compensation Committee meeting in the first quarter of the year.  However, in the latter half of 2015, the Compensation Committee decided to review future executive compensation, including long-term equity compensation for the next calendar year (excluding new hires and promotions) on an annual basis during the final calendar year meeting of the Compensation Committee.  Long-term equity grants are also considered as executive new hires are made or promotions granted. The Compensation Committee meeting dates are not related to dates for release of Company information.  Stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant and restricted stock and restricted stock units are awarded at the fair market value on the date of award. In January 2015, the Committee approved the following stock option grants to the NEOs:

Officer	Stock options at fair market value ($0.48) (1)
Marc Hedrick, M.D.	240,000
Tiago Girão	120,000
Steven Kesten, M.D.	160,000
Seijiro Shirahama	80,000
Kenneth Kleinhenz	80,000

(1)	These options vest over four years in 48 equal, consecutive, monthly installments.
In May 2015, the Committee granted performance-based restricted stock units (RSUs) to the NEOs as described in the table below. The performance period for these RSUs was May 26, 2015 through December 31, 2015. The grants of these performance-based RSUs were originally scheduled to be approved at the January 2015 Compensation Committee meeting, but approval was deferred pending final agreement on performance criteria and related matters. The determination of the actual amount of performance-based RSUs awarded to the NEOs was made by the Compensation Committee at its January 2016 meeting. The value of performance-based restricted stock units was determined on January 28, 2016, the date of Compensation Committee approval of the awards.

Officer	Target Performance-Based RSUs(1)	Grant Date FMV of Target Performance-Based RSUs	Performance-Based RSUs Awarded(2)
Marc Hedrick, M.D.	120,000	$0.6681	70,500
Tiago Girão	60,000	$0.6681	32,250
Steven Kesten, M.D.	80,000	$0.6681	47,000
Seijiro Shirahama	40,000	$0.6681	23,500
Kenneth Kleinhenz	40,000	$0.6681	23,500

(1)	For each NEO, the maximum number of performance-based RSUs that could have vested (based upon exceeding the performance criteria) was double the amount (200%) of the target grants.
(2)	The awards were calculated by adding (i) the product of 50% and the "clinical performance factor" (based on achievement of certain clinical milestones and determined with reference to the certain corporate clinical metrics); and (ii) the product of 50% and the "financial performance factor" (based on the Company's cash position as of December 31, 2015).

Short-Term Equity Compensation
No short term equity was granted to Executives in fiscal years 2014 or 2015.

Personal Benefits and Perquisites
All of our executives are eligible to participate in our employee benefit plans, including medical, dental, vision, life insurance, short-term and long-term disability insurance, flexible spending accounts, 401(k), and Employee Stock Purchase Program (ESPP). These plans are available to all full-time employees. In keeping with our philosophy to provide total compensation that is competitive within our industry we offer limited personal benefits and perquisites to executive officers that include supplemental long-term disability insurance. You can find more information on the amounts paid for these perquisites in our 2014 Summary Compensation Table.

Company Acquisition / Post-Termination Compensation
We have entered into individual change of control agreements (the "CIC Agreements") with each of our NEOs. The CIC Agreements provide for certain severance benefits to be paid to each of these executives in the event of his involuntary termination without cause, or due to the executive's resignation for good reason (including the Company's material breach of its obligations, material reduction in duties, responsibilities, compensation or benefits, or relocation by more than 30 miles without prior consent), provided such termination or resignation occurs in connection with an acquisition of the Company. Upon such termination or resignation in the event of an acquisition, Dr. Hedrick would receive a lump sum payment of 18 times his monthly base salary, and 18 times his monthly COBRA payments, and Mr. Girão, Dr. Kesten, Mr. Shirahama and Mr. Kleinhenz would each receive a lump sum payment of 12 times their monthly base salary, and 12 times their monthly COBRA payments. Notwithstanding the foregoing, these executives' employment may be terminated for cause (including extended disability, repudiation of the CIC Agreement, conviction of a plea of no contest to certain crimes or misdemeanors, negligence that materially harms the Company, failure to perform material duties without cure, drug or alcohol use that materially interferes with performance, and chronic unpermitted absence) without triggering an obligation for the Company to pay severance benefits under the CIC Agreements.

In addition, under the CIC Agreements, any unvested stock options granted to each of the above named executive officers would vest in full upon (1) the date of the executive's termination under the circumstances described above following entry into an acquisition agreement (subject to the actual consummation of the acquisition) or (2) consummation of an acquisition.

In all events, each executive's entitlement to the benefits described above is expressly conditioned upon his execution and delivery to the Company of a CIC Agreement and General Release of claims, in the form to be attached to the CIC Agreement.

The executives may voluntarily terminate their employment with the Company at any time. If they voluntarily terminate their employment, they will receive payment for any earned and unpaid base salary as of the date of such termination; accrued but unused vacation time; and benefits they are entitled to receive under benefit plans of the Company, less standard withholdings for tax and social security purposes, through the termination date.

2015 Summary Compensation Table

The following table sets forth information concerning compensation earned during 2015 for services rendered to us by the NEOs.

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)
Name and Principal Position	Year	Salary		Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Comp. (3)	All Other Comp-ensation(4)		Total

Marc H. Hedrick, M.D., President and Chief Executive Officer (PEO)	2015 2014 2013	$450,000 $ 437,350 $ 406,627		$ 80,172(9) — —	$ 115,200 $ 554,307 $ 465,869	$ 200,475 $ 182,250 $ 89,133	— — —		$ 845,847 $ 1,173,907 $ 961,629
Tiago M. Girão, VP of Finance and Chief Financial Officer (PFO)	2015 2014 2013	$ 265,000 $ 79,080(5) —		$ 40,086(9) — —	$ 57,600 $ 137,561 —	$ 69,563 $ 50,000(6) —	— — —		$ 432,249 $ 266,641 —
Steven Kesten, M.D., Executive Vice President and Chief Medical Officer	2015 2014 2013	$ 306,500 $ 400,000 $ 333,333		$53,448(9) — —	$ 76,800 $ 310,888 $ 271,174	$ 87,659 $ 63,750 $ 113,880	— $68,401 —	(7)	$ 524,407 $ 774,638 $ 786,788
Seijiro Shirahama, Chairman, Cytori Therapeutics, K.K.	2015 2014 2013	$ 302,025 $ 366,978 $ 371,808	(8) (8) (8)	$26,724(9) — —	$ 38,400 $ 208,574 $ 211,758	$ 42,676 $ 50,460 $ 24,528	— — —		$ 409,825 $ 626,012 $ 608,094
Ken Kleinhenz Vice President, Global Regulatory Affairs	2015 2014 2013	$ 267,500 $ 267,500 $ 250,000		$ 26,724(9) — —	$ 38,400 $ 248,500 $ 246,600	$56,443 $32,838 $ 29,250	— — —		$ 389,067 $ 548,838 $ 525,850

(1)	This column represents the dollar amount of the aggregate grant date fair value of stock awards, computed in accordance with FASB ASC Topic 718.For information relating to the assumptions made by us in valuing the stock awards made to our named executive officers in 2015, refer to Note 15 to our audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2015.
(2)	This column represents the dollar amount of the aggregate grant date fair value of option awards, computed in accordance with FASB ASC Topic 718. For information relating to the assumptions made by us in valuing the option awards made to our named executive officers in 2015, refer to Note 15 to our audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2015.
(3)	The amounts in column (f) reflect the cash awards under our EMIC Plan, which is discussed in further detail in the CD&A under the heading "2015 NEO Compensation – Executive Management Incentive Compensation Plan."
(4)	Dollar value of the Named Executive Officer's perquisites and other personal benefits was less than $10,000 for the year reported.
(5)	Reflects pro-rated salary amount based on Mr. Girão's commencement of employment in September 2014.
(6)	Includes sign-on bonus ($25,000).
(7)	All Other Compensation for Dr. Kesten who was hired 2/26/2013 includes a relocation allowance ($68,401).
(8)	We pay Mr. Shirahama in Japanese Yen. During 2013, 2014, and 2015 his salary was recorded at the average exchange rate over the year, or 0.0102, 0.0095 and 0.0083 Japanese Yen to US dollar respectively.
(9)	On May 26, 2015, the Compensation Committee granted performance-based RSUs. In January 2016, the Compensation Committee determined the percentage of performance achieved and authorized vesting of the shares. Had maximum achievement of the performance criteria been achieved, the fair market value of the awards as of the award date would have been two times the amount (200%) set forth in the table.

2015 Grants of Plan-Based Awards
The following table sets forth information regarding grants of stock and option awards made to our NEOs during fiscal 2015:
(a)	(b)		(c-e)		(f)	(g)	(h)	(i)	(j)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Market Price on Date of Grant	Full Grant Date Fair Value of Stock and Option Awards
Named Officers	Grant	Thre-shold	Target	Maxi- mum
	Date	($)	($)	($)	(#)	(#)	($/Sh)	($/Sh)	($)(3)

Marc H. Hedrick, M.D., President and Chief Executive Officer	01/30/2015 05/26/2015	–	$202,500	–	– 120,000	240,000 –	$0.48 $ –	$ 0.48 $0.6681	$115,200 $80,172
Tiago M. Girão, VP of Finance Chief Financial Officer	01/30/2015 05/26/2015	–	$79,500	–	– 60,000	120,000 –	$0.48 $ –	$ 0.48 $0.6681	$57,600 $40,086
Steven Kesten, M.D., Executive Vice President and Chief Medical Officer	01/30/2015 05/26/2015	–	$85,800	–	– 80,000	160,000 –	$0.48 $ –	$ 0.48 $0.6681	$76,800 $53,448
Seijiro Shirahama, Chairman, Cytori Therapeutics, K.K.	01/30/2015 05/26/2015	–	$75,500(4)	–	– 40,000	80,000 –	$0.48 $ –	$ 0.48 $0.6681	$38,400 $26,724
Kenneth Kleinhenz, Vice President, Global Regulatory Affairs	01/30/2015 05/26/2015	–	$53,500	–	– 40,000	80,000 –	$0.48 $ –	$0.48 $0.6681	$38,400 $26,724

(1)	Amounts reported represent the target cash bonus amounts that could have been earned under the EMIC, as described under the heading Compensation Discussion & Analysis - Executive Compensation" above.
(2)
These share amounts represent the target award grants to our NEOs.  The Board determined the actual awards on January 28, 2016, with reference to the performance criteria determined at the time of the grant of the awards (May 26, 2015). The maximum amount of shares awardable under these grants was two times the target amounts set forth in the table.

(3)
Computed in accordance with FASB ASC Topic 718. Refer to Note 15 to our audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2015, regarding assumptions underlying valuation of equity awards.

(4)	Mr. Shirahama's Estimated Future Payouts Under Non-Equity Incentive Plan Awards is based in US Dollars using the 2015 average annual foreign exchange rate, or .0083 Japanese Yen to US dollar.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
The stock options granted to the NEOs in January 2015 have an exercise price of $0.48 per share.  The performance-based RSUs granted to the NEOs in May 2015 had an aggregate fair market value of $98,230 at the time they were awarded in January 2016 (had the NEOs achieved maximum performance under the performance-based RSUs, the aggregate fair market value of the maximum awards on the date of award would have been $129,200).  Exercise prices and fair market value for these awards are determined by the closing sale price of the Company's common stock on NASDAQ on the date of grant or award (in the case of performance-based RSUs. Each NEO's January 2015 option has a term of ten years and vests over a period of four years, with 25% of the option shares vesting after one year, with the remaining shares vesting in equal monthly installments over the ensuing thirty-six (36) months, subject to the NEO's continued service to the Company.

Outstanding Equity Awards at December 31, 2015
The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2015.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

	Option Awards					Stock Awards
Name	Option Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-Exercisable (2)	Option Exercise Price ($)	Option Ex-piration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Marc H. Hedrick, M.D., President and Chief Executive Officer	1/24/2006 2/26/2007 1/31/2008 1/29/2009 2/5/2010 1/27/2011 1/26/2012 1/31/2013 1/31/2013 4/11/2014 8/21/2014 1/30/2015	70,000 50,000 60,000 75,000 110,000 55,000 112,604 133,680 66,841 118,750 50,000 55,000	— — — — — — 2,396 49,653 24,826 166,250 50,000(3) 185,000	$7.04 $5.44 $5.14 $4.80 $6.71 $5.57 $3.44 $2.74 $5.00 $2.38 $1.40 $0.48	1/24/2016 2/26/2017 1/31/2018 1/29/2019 2/5/2020 1/27/2021 1/26/2022 1/31/2023 1/31/2023 4/11/2024 8/21/2024 1/30/2025	— — — — — — — — — — — —	— — — — — — — — — — — —
Tiago M. Girão, VP of Finance Chief Financial Officer	9/2/2014 1/30/2015	46,875 27,500	103,125 92,500	$1.36 $0.48	9/2/2024 1/30/2025	— —	— —
Steven Kesten, M.D., Executive Vice President and Chief Medical Officer	1/31/2013 4/11/2014 8/21/2014 1/30/2015	110,104 58,333 45,000 36,667	40,896 81,667 45,000(3) 123,333	$2.74 $2.38 $1.40 $0.48	1/31/2023 4/11/2024 8/21/2024 1/30/2025	— — — —	— — — —
Seijiro Shirahama, Chairman, Cytori Therapeutics, K.K.	1/24/2006 2/26/2007 11/15/2007 1/31/2008 1/29/2009 2/5/2010 1/27/2011 1/26/2012 1/31/2013 1/31/2013 4/11/2014 8/21/2014 1/30/2015	35,000 30,000 25,000 55,000 65,000 95,000 47,500 39,167 60,764 30,382 41,667 25,000 18,333	— — — — — — — 833 22,569 11,285 58,333 25,000(3) 61,667	$7.04 $5.44 $5.35 $5.14 $4.80 $6.71 $5.57 $3.44 $2.74 $5.00 $2.38 $1.40 $0.48	1/24/2016 2/26/2017 11/15/2017 1/31/2018 1/29/2019 2/5/2020 1/27/2021 1/26/2022 1/31/2023 1/31/2023 4/11/2024 8/21/2024 1/30/2025	— — — — — — — — — — — — —	— — — — — — — — — — — — —
Ken Kleinhenz Vice President of Global Regulatory Affairs	3/23/2006 4/02/2007 10/12/2007 1/28/2008 2/29/2009 2/05/2010 1/27/2011 1/26/2012 1/31/2013 1/31/2013 4/11/2014 8/21/2014 1/30/2015	15,000 16,000 20,000 20,000 30,000 45,000 22,500 19,583 43,750 21,875 31,250 25,000 18,333	— — — — — — — 417 16,250 8,125 43,750 25,000(3) 61,667	$8.52 $5.45 $6.04 $5.14 $4.80 $6.71 $5.57 $3.44 $2.74 $5.00 $2.38 $1.40 $0.48	3/23/2016 4/02/2017 10/12/2017 1/28/2018 2/29/2019 2/05/2020 1/27/2021 1/26/2022 1/31/2023 1/31/2023 4/11/2024 08/21/2024 1/30/2025	— — — — — — — — — — — — —	— — — — — — — — — — — — —
(1)	For a better understanding of this table, we have included an additional column showing the grant date of the stock options.
(2)
Generally, awards issued under the 1997, 2004 and 2014 plans are subject to four-year vesting, and have a contractual term of 10 years. Awards presented in this table contain one of the following two vesting provisions:

•	25% of a granted award vests after one year of service, while an additional 1/48 of the award vests at the end of each month thereafter for 36 months, or
•	1/48 of the award vests at the end of each month over a four-year period.
(3)	The August 2014 grant vesting schedule is, 50% of granted award vests after one year of service and the additional 50% on the second anniversary of the grant.

2015 Option Exercises and Stock Vested
The following table sets forth information regarding options exercised and shares of common stock acquired upon vesting by our Named Executive Officers during the fiscal ended December 31, 2015:

(a)	(b)	(c)	(d)	(e)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Marc H. Hedrick, President and Chief Executive Officer	—	—	70,500	$13,395
Tiago M. Girão, VP of Finance Chief Financial Officer	—	—	32,250	$6,6975
Steven Kesten, M.D., Executive Vice President and Chief Medical Officer	—	—	47,000	$8,930
Seijiro Shirahama, Chairman, Cytori Therapeutics, K.K.	—	—	23,500	$4,465
Ken Kleinhenz, Global Vice President of Regulatory Affairs	—	—	23,500	$4,465

(1)
Represents performance based restricted stock units that were granted on May 26, 2015 and vested on January 28, 2016 based on the performance period ending December 31, 2015. Amount date of grant, the target share amounts awards to Dr. Hedrick, Mr. Girão, Dr. Kesten, Mr. Shirahama and Mr. Kleinhenz  were 120,000, 60,000, 80,000, 40,000 and 40,000 shares respectively (and maximum share amounts awardable were two times (200%) these respective amounts).

(2)
The fair market value on the date of award, January 28, 2016, was $0.19. Computed in accordance with FASB ASC Topic 718. Refer to Note 15 to our audited consolidated financial statements included on our annual report on Form 10-K for the year ended December 31, 2015, regarding assumptions underlying valuation of equity awards.

Pension Benefits
We did not have a pension plan nor did we provide pension benefits to our NEOs (or any other employees) during fiscal 2015.
Nonqualified Deferred Compensation
We did not permit compensation deferral by our NEOs (or any other employees) during fiscal year 2015.

Potential Payments Upon Termination or Change In Control
On January 31, 2008, we entered into an individual change of control agreement (the Agreement) with Dr. Hedrick (filed as Exhibit 10.53 to our Annual Report on Form 10-K, as filed with the SEC on March 14, 2008). A new Agreement for Dr. Hedrick was executed on March 11, 2015 to account for his appointment to CEO in 2014, which supersedes and replaces his previous agreement.  On February 12, 2010, February 26, 2013, April 16, 2012, March 10, 2015 and February 18, 2010, respectively we entered into individual change of control agreements with Mr. Shirahama, Dr. Kesten, Mr. Girão and Mr. Kleinhenz.  The terms of the Agreements are described in detail in the section above titled, Compensation Discussion & Analysis - Company Acquisition / Post-Termination Compensation.

The following table describes the potential payments upon termination and/or a change in control of the Company for Dr. Hedrick, our President and Chief Executive Officer:
	Change in Control(2)	Termination Following Change in Control(3)
PAYMENTS DUE UPON ACQUISITION / TERMINATION(1):
Cash Severance
Base Salary(4)	$ —	$ 675,000

Benefits
COBRA Premiums	$ —	$ 25,060

Long-Term Incentives
Value of Accelerated Stock Options(5)	$ —	$ —

TOTAL VALUE	$ —	$ 700,060

The following table describes the potential payments upon termination and/or a change in control of the Company for Mr. Girão, our Chief Financial Officer.
	Change in Control(2)	Termination Following Change in Control(3)
PAYMENTS DUE UPON ACQUISITION / TERMINATION(1):
Cash Severance
Base Salary(4)	$ —	$ 265,000

Benefits
COBRA Premiums	$ —	$ 16,707

Long-Term Incentives
Value of Accelerated Stock Options(5)	$ —	$ —

TOTAL VALUE	$ —	$ 281,707

The following table describes the potential payments upon termination and/or a change in control of the Company for Dr. Kesten, our Executive Vice President & Chief Medical Officer.
	Change in Control(2)	Termination Following Change in Control(3)
PAYMENTS DUE UPON ACQUISITION / TERMINATION(1):
Cash Severance
Base Salary(4)	$ —	$ 400,000

Benefits
COBRA Premiums	$ —	$ 12,251

Long-Term Incentives
Value of Accelerated Stock Options(5)	$ —	$ —

TOTAL VALUE	$ —	$ 412,251

The following table describes the potential payments upon termination and/or a change in control of the Company for Mr. Shirahama, our Chairman of Cytori Therapeutics, K.K.
	Change in Control(2)	Termination Following Change in Control(3)
PAYMENTS DUE UPON ACQUISITION / TERMINATION(1):
Cash Severance
Base Salary(4)	$ —	$ 302,000(6)

Benefits
COBRA Premiums	$ —	$ —
Long-Term Incentives
Value of Accelerated Stock Options(5)	$ —	$ —

TOTAL VALUE	$ —	$ 302,000

The following table describes the potential payments upon termination and/or a change in control of the Company for Mr. Kleinhenz, Vice President Global Regulatory Affairs.
	Change in Control(2)	Termination Following Change in Control(3)
PAYMENTS DUE UPON ACQUISITION / TERMINATION(1):
Cash Severance
Base Salary(4)	$ —	$ 133,750

Benefits
COBRA Premiums	$ —	$ 8,353
Long-Term Incentives
Value of Accelerated Stock Options(5)	$ —	$ —

TOTAL VALUE	$ —	$ 142,103

(1)	Assumes a triggering event occurred on December 31, 2015.
(2)	Based on the occurrence of a change in control of the Company, provided that the executive is at that time still in the service of the Company.
(3)	Based on the occurrence of either actual or constructive termination without good cause in the context of a change in control of the Company as described in detail in the section above titled, Company Acquisition/Post-Termination Compensation.
(4)	Based on the executive's annual base salary on December 31, 2015, which was $450,000 for Dr. Hedrick; $265,000 for Mr. Girão; $400,000 for Dr. Kesten; $302,000 for Mr. Shirahama, and $267,500 for Mr. Kleinhenz. Dr. Kesten's salary was reduced from $400,000 to $213,000 per year on July 1, 2015, but was increased back to $400,000 as of January 4, 2016.
(5)	Based on the difference between the aggregate exercise price of all accelerated in-the-money stock options and the aggregate market value of the underlying shares, calculated based on the per-share closing market price of our common stock on December 31, 2015, $0.18.
(6)	Mr. Shirahama's salary is in Japanese Yen. His base salary was calculated using the average exchange rate over the current year, or .0083 Japanese Yen to US dollar.

Director Compensation

            Generally, our Board believes that the level of director compensation should be based on time spent carrying out Board and committee responsibilities and be competitive with comparable companies. In addition, the Board believes that a significant portion of director compensation should align director interests with the long-term interests of shareholders. The Board makes changes in its director compensation practices only upon the recommendation of the Compensation Committee, and discussion and approval by the Board.

The following table summarizes director compensation during fiscal year 2015:

(a)	(b)	(c)	(d)	(e)

Director Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards ($)	Option Awards(7)(8) ($)	Total ($)

David M. Rickey, Chairman	$65,000	—	$11,645	$76,645
Richard J. Hawkins	$32,688	$25,000(3)	$11,645	$69,333
Paul W. Hawran	$52,313	$14,187(4)	$11,645	$78,145
Gary A. Lyons	$31,688	$ 9,086(5)	$11,645	$52,419
Gail K. Naughton, Ph.D.	$49,250	—	$11,645	$60,895
Tommy G. Thompson	$33,000	$31,250(6)	$11,645	$75,895

(1)	Dr. Hedrick is not included in this table as he is an employee of the Company and received no extra compensation for his service as a Director. The compensation received by Dr. Hedrick as employee of the Company is shown in the 2015 Summary Compensation Table and the three equity-related tables above.
(2)	In fiscal year 2015, each non-employee director's compensation included a $6,250 quarterly retainer for service on the Board, a fee of $2,000 per quarterly Board meeting attended, and a fee of $1,000 per special Board meeting attended in person. Attendance of telephonic Board meetings was compensated at $1,000 per meeting. Compensation Committee, Governance and Nominating Committee and Audit Committee members received a $1,250 quarterly retainer for Committee service and $1,000 per meeting attended. Executive Committee members were exempt from receiving committee fees. The Chairman of the Board received an additional annual stipend of $25,000, the Chairman of the Audit Committee received an additional annual stipend of $15,000, and the Chairmen of the Compensation Committee and the Governance and Nominating Committee each received an additional annual stipend of $10,000, respectively.
(3)	Richard J. Hawkins was granted 34,288 shares of restricted stock at a fair value of $0.73, effective on May 08, 2015 with shares cliff vesting on December 31, 2015 in exchange for forfeiting $25,000 of his cash compensation.
(4)	Paul W. Hawran was granted 34,288 shares of restricted stock at a fair value of $0.73, effective on May 08, 2015 with shares cliff vesting on December 31, 2015 in exchange for forfeiting $14,187 of his cash compensation.
(5)	Gary A. Lyons was granted 34,288 shares of restricted stock at a fair value of $0.73, effective on May 08, 2015 with shares cliff vesting on December 31, 2015 in exchange for forfeiting $9,086 of his cash compensation.
(6)	Tommy G. Thompson was granted 34,288 shares of restricted stock at a fair value of $0.73, effective on May 08, 2015 with shares cliff vesting on December 31, 2015 in exchange for forfeiting $31,250 of his cash compensation.
(7)	Column (d) represents the grant date fair value of the option awards, computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to the 2015 grants, refer to Note 15 to our audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2015, regarding assumptions underlying valuation of equity awards.
(8)	Directors were awarded 25,000 options to purchase stock at a fair value of $0.47 effective February 13, 2015.

Narrative Disclosure to the Director Compensation Table
The stock options granted to the non-employee directors in February 2015 have an exercise price of $0.47 per share.  The exercise prices of these grants were equal to the closing sale price of the Company's common stock on NASDAQ on the date of grant.   The option awards have a contractual term of 10 years and vest in equal monthly installments over a period of two years, subject to the director's continued service to the Company.
Messrs. Hawkins, Hawran, Lyons and Thompson each elected in 2015 to forego certain cash payments to which they were otherwise entitled for their services as directors in exchange for shares of restricted stock.   See the summary director compensation table and related footnotes above for more information.
Changes to Director Compensation Program
In November 2015, the Compensation Committee approved a revised Director Compensation Program that, among other things, eliminated per-meeting fees for Board and Committee members in favor of annual retainers.  The materials elements of the 2016 Director Compensation Program are as follows:
•	$30,000 annual cash retainer for Board members (an increase from $25,000 in 2015);
•
$30,000 annual cash retainer for the Chairman of the Board (an increase from $25,000 in 2015); $20,000 annual cash retainer for the Chairman of the Audit Committee (an increase from $15,000 in 2015); and $15,000 annual cash retainer for the Chairmen of our  Compensation Committee and Governance and Nominating Committee (an increase from $10,000 in 2015);

•	$10,000 annual cash retainer for each non-Chairman committee member (an increase from $5,000 in 2015);
•
Initial equity grants for new directors and annual equity grants for existing directors based on a percentage of our common stock outstanding, or CSO, which percentages for 2016 shall be 0.056% of CSO for initial grants, and 0.041% of CSO for annual grants.  Previously, initial director grants had been fixed at 50,000 options, and annual grants had been fixed at 25,000 options.

The Compensation Committee believes that these enhancements to the Director Compensation Program better align with director compensation practices at our peer companies.  The Compensation Committee believes that overall cash compensation to the Board members will not substantially change (and may even decrease), as the increased annual cash retainers for 2016 are expected to offset the per-meeting fees that were paid in 2015 and prior years.
REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and in the Annual Meeting Proxy Statement on Schedule 14A.

THE COMPENSATION COMMITTEE

Tommy G. Thompson (Chairman)
Gary Lyons
Gail K. Naughton, Ph.D.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report and the following Audit Committee Report shall not be incorporated by reference into any such filings.

AUDIT MATTERS
Report of the Audit Committee
The duties and responsibilities of the Audit Committee are set forth in its written charter, a copy which is available on the Company's website. Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the Company's registered public accounting firm. Each of the members of the Audit Committee meets the independence requirements of NASDAQ.
Management has primary responsibility for the system of internal controls over financial reporting, disclosure controls and procedures, and for preparing the Company's consolidated financial statements. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.
In this context and in connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee provided the following report:
The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2015 with the Company's management and the Company's independent registered public accounting firm, KPMG LLP ("KPMG").  The Audit Committee has discussed with KPMG the matters required to be discussed by Auditing Standard No. 16, "Communication with Audit Committees," as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence regarding KPMG's communications with the Audit Committee concerning independence, discussed with KPMG their independence, and concluded that the non-audit services performed by KPMG are compatible with maintaining their independence.  KPMG advised the audit committee that KPMG was and continues to be independent accountants with respect to the Company.  Based upon the Audit Committee's review and discussions as noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Paul W. Hawran (Chairman)
Richard J. Hawkins
Tommy G. Thompson

Principal Accountant Fees and Services
The Audit Committee has appointed KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.  The Audit Committee reviews and must pre-approve all audit and non-audit services performed by KPMG LLP as well as the fees charged by KPMG LLP for such services.  No fees were approved under the Regulation S-X Rule 2.01(c)(7)(i)(C) exception to the pre-approval requirement.  In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the accounting firm's independence.
The following table shows the aggregate fees paid or accrued by the Company for the audit and other services provided by KPMG LLP for fiscal years ended December 31, 2015 and 2014.
	2015	2014
Audit fees (1)	$ 470,000	$ 470,000
Audit related fees (2)	40,000	58,000
Tax Fees (3)	58,000	56,000
Total	$568,000	$ 584,000

(1)
Audit fees consist of fees for professional services performed by KPMG LLP for the integrated audit of our annual financial statements (and internal control over financial reporting) included in our Form 10-K filing and review of financial statements included in our quarterly Form 10-Q filings, reviews of registration statements and issuances of consents, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit related fees consist of fees for assurance and related services, such as comfort letters, performed by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements.

(3)	Tax fees consist of fees for professional services performed by KPMG LLP with respect to tax compliance, tax advice, tax consulting and tax planning.

OTHER MATTERS
As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote on such matters according to their best judgment.
Stockholders Sharing the Same Address
In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a "street-name stockholder") and share a single address, only one Notice of Availability of Proxy Materials is being delivered to that address unless contrary instructions from any stockholder at that address were received.  This practice, known as "householding," is intended to reduce the Company's printing and postage costs.  However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 458-0900.  The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household.  If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.
Stockholder Proposals for the 2017 Meeting
Stockholders interested in submitting a proposal for consideration at our 2017 Annual Meeting must do so by sending such proposal to our Corporate Secretary at Cytori Therapeutics, Inc., 3020 Callan Road, San Diego, CA 92121, Attention:  Corporate Secretary. Under the SEC's proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2017 Annual Meeting is November 15, 2016. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2017 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary on or before November 15, 2016 and comply with the procedures and requirements set forth in Rule 14a‑8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our bylaws. Any stockholder proposal received after November 15, 2016 will be considered untimely, and will not be included in our proxy materials.
In addition, stockholders interested in submitting a proposal outside of Rule 14a‑8 must properly submit such a proposal in accordance with our bylaws. Our bylaws require advance notice of business to be brought before a stockholders' meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 120 days prior to the anniversary date of the preceding year's proxy statement and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2017 Annual Meeting, such a proposal must be received by the Company no later than November 15, 2016; provided, however, that in the event we hold the 2017 Annual Meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2016 Annual Meeting, a proposal must be received by the Company a reasonable time before the proxy solicitation is made.
MISCELLANEOUS
Our Board of Directors knows of no other business to be presented at our Annual Meeting.  If other matters properly come before our Annual Meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons holding such proxies.

                                                             By Order of the Board of Directors,
                                                                             MARC H. HEDRICK
                                                                             President &Chief Executive Officer

[BALLOT]

C/O COMPUTERSHARE 250 ROYALL STREET CANTON, MA 02021
VOTE BY INTERNET
Before the meeting - Go to www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTER PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐

1. Election of Directors
  Nominees

01)	David M. Rickey	02)	Richard J. Hawkins	03)	Paul W. Hawran	04)	Marc H. Hedrick, MD
05)	Gary A. Lyons	06)	Gail K. Naughton, Ph.D.

The Board of Directors recommends you vote FOR the following proposals 2, 3 and 4:
		For	Against	Abstain
2.	To ratify the selection of KPMG LLP as the independent registered public accounting firm of Cytori for the fiscal year ending December 31, 2016.	☐	☐	☐

3.	To approve an amendment to the Cytori Therapeutics, Inc. 2014 Equity Incentive Plan.	☐	☐	☐

4.
To approve an amendment to our Amended and Restated Certificate of Incorporation effecting (i) a reverse split of our common stock by a ratio in the range of 1-for-5 and 1-for-25, as determined in the sole discretion of our Board of Directors, and (ii) a decrease in our authorized common stock from 290,000,000 shares to a number between 25,000,000 and 100,000,000 shares, as determined by our Board of Directors at its sole discretion.
		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date:	Signature (Joint Owners)	Date:

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com .

CYTORI THERAPEUTICS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2016

The undersigned hereby appoints Marc H. Hedrick, MD, Tiago Girão and Jeremy Hayden, or any of them, as proxy holders each with full power of substitution, to appear on behalf and to vote all shares of common stock of Cytori Therapeutics, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 10, 2016, and at any postponement thereof.

 When properly executed, this proxy will be voted as directed. If properly executed and no instructions are specified, this proxy will be voted FOR the election of the listed Nominees as Directors under Proposal 1, FOR Proposals 2, 3 and 4 and at the discretion of the proxies with respect to such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYINGENVELOPE.

Continued and to be signed on reverse side

APPENDIX A

2014 EQUITY INCENTIVE PLAN
of
CYTORI THERAPEUTICS, INC.

Table of Contents

1.	Establishment, Purpose and Term of Plan	1
1.1	Establishment	1
1.2	Purpose	1
1.3	Term of Plan	1
2.	Definitions and Construction	1
2.1	Definitions	1
2.2	Construction	8
3.	Administration	8
3.1	Administration by the Committee	8
3.2	Authority of Officers	9
3.3	Administration with Respect to Insiders	9
3.4	Committee Complying with Section 162(m)	9
3.5	Powers of the Committee	9
3.6	Option or SAR Repricing	10
3.7	Indemnification	10
4.	Shares Subject to Plan	11
4.1	Maximum Number of Shares Issuable	11
4.2	Share Counting	11
4.3	Adjustments for Changes in Capital Structure	11
4.4	Assumption or Substitution of Awards	12
5.	Eligibility, Participation and Award Limitations	12
5.1	Persons Eligible for Awards	12
5.2	Participation in the Plan	12
5.3	Award Limitations	12
6.	Stock Options	14
6.1	Exercise Price	14
6.2	Exercisability and Term of Options	14
6.3	Payment of Exercise Price	14
6.4	Effect of Termination of Service	15
6.5	Transferability of Options	16
7.	Stock Appreciation Rights	16
7.1	Types of SARs Authorized	16
7.2	Exercise Price	17
7.3	Exercisability and Term of SARs	17
7.4	Exercise of SARs	17
7.5	Effect of Termination of Service	18
7.6	Transferability of SARs	18

Table of Contents Continued

8.	Restricted Stock Awards	18
8.1	Types of Restricted Stock Awards Authorized	18
8.2	Purchase Price	18
8.3	Purchase Period	19
8.4	Payment of Purchase Price	19
8.5	Vesting and Restrictions on Transfer	19
8.6	Voting Rights; Dividends and Distributions	19
8.7	Effect of Termination of Service	20
8.8	Nontransferability of Restricted Stock Award Rights	20
9.	Restricted Stock Unit Awards	20
9.1	Grant of Restricted Stock Unit Awards	20
9.2	Purchase Price	20
9.3	Vesting	21
9.4	Voting Rights, Dividend Equivalent Rights and Distributions	21
9.5	Effect of Termination of Service.	21
9.6	Settlement of Restricted Stock Unit Awards	22
9.7	Nontransferability of Restricted Stock Unit Awards	22
10.	Performance Awards	22
10.1	Types of Performance Awards Authorized	22
10.2	Initial Value of Performance Shares and Performance Units	22
10.3	Establishment of Performance Period, Performance Goals and Performance Award Formula	23
10.4	Measurement of Performance Goals	23
10.5	Settlement of Performance Awards	24
10.6	Voting Rights; Dividend Equivalent Rights and Distributions	25
10.7	Effect of Termination of Service	26
10.8	Nontransferability of Performance Awards	26
11.	Cash-Based Awards and Other Stock-Based Awards	26
11.1	Grant of Cash-Based Awards	26
11.2	Grant of Other Stock-Based Awards	26
11.3	Value of Cash-Based and Other Stock-Based Awards	27
11.4	Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards	27
11.5	Voting Rights; Dividend Equivalent Rights and Distributions	27
11.6	Effect of Termination of Service	28
11.7	Nontransferability of Cash-Based Awards and Other Stock-Based Awards	28
12.	Deferred Compensation Awards	28
12.1	Establishment of Deferred Compensation Award Programs	28
12.2	Terms and Conditions of Deferred Compensation Awards	28
13.	Standard Forms of Award Agreement	29
13.1	Award Agreements	29
13.2	Authority to Vary Terms	29

Table of Contents Continued

14.	Change in Control	29
14.1	Effect of Change in Control on Awards	29
14.2	Federal Excise Tax Under Section 4999 of the Code	30
15.	Compliance with Securities Law	31
16.	Compliance with Section 409A	31
16.1	Awards Subject to Section 409A	31
16.2	Deferral and/or Distribution Elections	32
16.3	Subsequent Elections	32
16.4	Payment of Section 409A Deferred Compensation	33
17.	Tax Withholding	35
17.1	Tax Withholding in General	35
17.2	Withholding in or Directed Sale of Shares	35
18.	Amendment, Suspension or Termination of Plan	36
19.	Miscellaneous Provisions	36
19.1	Repurchase Rights	36
19.2	Forfeiture Events	36
19.3	Provision of Information	37
19.4	Rights as Employee, Consultant or Director	37
19.5	Rights as a Stockholder	37
19.6	Delivery of Title to Shares	37
19.7	Fractional Shares	37
19.8	Retirement and Welfare Plans	37
19.9	Beneficiary Designation	38
19.10	Severability	38
19.11	No Constraint on Corporate Action	38
19.12	Unfunded Obligation	38
19.13	Choice of Law	38

2014 Equity Incentive Plan
Of
Cytori Therapeutics, Inc.

1.	Establishment, Purpose and Term of Plan.
1.1    Establishment.  The 2014 Equity Incentive Plan of Cytori Therapeutics, Inc. (the "Plan") was approved by the Board on February 27, 2014, and shall be subject to approval by the stockholders of the Company, at which time it shall become effective (the "Effective Date").
1.2    Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.  The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, Other Stock-Based Awards, and Deferred Compensation Awards.
1.3    Term of Plan.  The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, on or before ten (10) years from the Effective Date.
2.	Definitions and Construction.
2.1        Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)          "Affiliate" means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities.  For this purpose, the terms "parent," "subsidiary," "control" and "controlled by" shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.
(b)          "Award" means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award, Other Stock-Based Award or Deferred Compensation Award granted under the Plan.
(c)          "Award Agreement" means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.
(d)          "Board" means the Board of Directors of the Company.
(e)          "Cash-Based Award" means an Award denominated in cash and granted pursuant to Section 0.
(f)          "Cashless Exercise" means a Cashless Exercise as defined in Section 0.
(g)          "Cause" means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant's theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant's material failure to abide by a Participating Company's code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant's unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant's improper use or disclosure of a Participating Company's confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company's reputation or business; (v) the Participant's repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant's conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant's ability to perform his or her duties with a Participating Company.
1

(h)          "Change in Control" means the occurrence of any one or a combination of the following:
(i)            any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company's then‑outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or
(ii)            an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(ff)(iii), the entity to which the assets of the Company were transferred (the "Transferee"), as the case may be; or
(iii)            approval by the stockholders of a plan of complete liquidation or dissolution of the Company.
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities.  The Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.
2

(i)          "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.
(j)          "Committee" means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board.  If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
(k)          "Company" means Cytori Therapeutics, Inc., a Delaware corporation, or any successor corporation thereto.
(l)          "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S‑8 under the Securities Act.
(m)          "Covered Employee" means, at any time the Plan is subject to Section 162(m), any Employee who is or may reasonably be expected to become a "covered employee" as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than the earlier of (i) the date that is ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a "Covered Employee" under this Plan for such applicable Performance Period.
(n)          "Deferred Compensation Award" means an Award granted to a Participant pursuant to Section 0.
(o)          "Director" means a member of the Board.
(p)          "Disability" means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.
(q)          "Dividend Equivalent Right" means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award (other than an Option or SAR) held by such Participant.
(r)          "Employee" means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.  The Company shall determine in good faith and in the exercise of its discretion, whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be.  For purposes of an individual's rights, if any, under the terms of the Plan as of the time of the Company's determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual's status as an Employee.
3

(s)          "ERISA" means the Employee Retirement Income Security Act of 1974 and any applicable regulations or administrative guidelines promulgated thereunder.
(t)          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
(u)          "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i)            Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
(ii)            Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A.  The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.
(iii)            If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.
(v)          "Full Value Award" means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.
(w)          "Incentive Stock Option" means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(x)          "Insider" means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
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(y)          "Net Exercise" means a Net Exercise as defined in Section 0.
(z)          "Nonemployee Director" means a Director who is not an Employee.
(aa)          "Nonemployee Director Award" means any Award granted to a Nonemployee Director.
(bb)          "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.
(cc)          "Officer" means any person designated by the Board as an officer of the Company.
(dd)          "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
(ee)          "Other Stock-Based Award" means an Award denominated in shares of Stock and granted pursuant to Section 0.
(ff)          "Ownership Change Event" means the occurrence of any of the following with respect to the Company:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company's then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
(gg)          "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.
(hh)          "Participant" means any eligible person who has been granted one or more Awards.
(ii)          "Participating Company" means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.
(jj)          "Participating Company Group" means, at any point in time, the Company and all other entities collectively which are then Participating Companies.
(kk)          "Performance Award" means an Award of Performance Shares or Performance Units.
(ll)          "Performance Award Formula" means, for any Performance Award, a formula or table established by the Committee pursuant to Section 0 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.
(mm)          "Performance-Based Compensation" means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.
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(nn)          "Performance Goal" means a performance goal established by the Committee pursuant to Section 0.
(oo)          "Performance Period" means a period established by the Committee pursuant to Section 0 at the end of which one or more Performance Goals are to be measured.
(pp)          "Performance Share" means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(qq)          "Performance Unit" means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(rr)          "Restricted Stock Award" means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.
(ss)          "Restricted Stock Bonus" means Stock granted to a Participant pursuant to Section 0.
(tt)          "Restricted Stock Purchase Right" means a right to purchase Stock granted to a Participant pursuant to Section 0.
(uu)          "Restricted Stock Unit" means a right granted to a Participant pursuant to Section 9 to receive on a future date or event a share of Stock or cash in lieu thereof, as determined by the Committee.
(vv)          "Rule 16b‑3" means Rule 16b‑3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(ww)          "SAR" or "Stock Appreciation Right" means a right granted to a Participant pursuant to Section 0 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.
(xx)          "Section 162(m)" means Section 162(m) of the Code.
(yy)          "Section 409A" means Section 409A of the Code.
(zz)          "Section 409A Deferred Compensation" means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.
(aaa)          "Securities Act" means the Securities Act of 1933, as amended.
(bbb)          "Service" means a Participant's employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant.  Unless otherwise provided by the Committee, a Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service.  Furthermore, a Participant's Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company.  However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant's Service shall be deemed to have terminated, unless the Participant's right to return to Service is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement.  A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.
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(ccc)          "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.
(ddd)          "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.
(eee)          "Ten Percent Owner" means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.
(fff)          "Trading Compliance Policy" means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company's equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
(ggg)          "Vesting Conditions" mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant's monetary purchase price, if any, for such shares upon the Participant's termination of Service.

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2.2        Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.
3.	Administration.
3.1        Administration by the Committee.  The Plan shall be administered by the Committee.  All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein.  All expenses incurred in the administration of the Plan shall be paid by the Company.
3.2        Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.
3.3        Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b‑3.
3.4        Committee Complying with Section 162(m).  If the Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.
3.5        Powers of the Committee.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, including, but not limited to the prohibitions on Option or SAR repricings set forth in Section 3.6, the Committee shall have the full and final power and authority, in its discretion:
(a)    to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;
(b)    to determine the type of Award granted;
(c)    to determine the Fair Market Value of shares of Stock or other property;
(d)    to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant's termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
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(e)    to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;
(f)    to approve one or more forms of Award Agreement;
(g)    to amend, modify, or cancel any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;
(h)    to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of Service;
(i)    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and
(j)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.
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3.6        Option or SAR Repricing.  Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock ("Underwater Awards") and the grant in substitution therefore of new Options or SARs having a lower exercise price, Full Value Awards, or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof.  This Section shall not apply to adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 424(a) or Section 409A of the Code or to an adjustment pursuant to Section 0.
3.7        Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
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4.    Shares Subject to Plan.
4.1    Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.3, as of the Plan's Effective Date, the maximum number of shares of Stock that may be issued under the Plan pursuant to Awards shall be equal to three million nine hundred and seventy five thousand (3,975,000) shares.  Shares of stock that may be issued under the Plan pursuant to Awards shall consist of authorized or reacquired shares of Stock or any combination thereof.
4.2        Share Counting.
(a)    If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant's purchase price, then in each case the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan.  Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations applicable to SARs and Options pursuant to Section 17.2, shall not again be available for issuance under the Plan.  Shares withheld by the Company in satisfaction of tax withholding obligations described in Section 17.2 with respect to Full Value Awards, shall again be available for issuance under the Plan.  Upon payment in shares of Stock pursuant to the exercise of a SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares subject to the SAR.  If the exercise price of an Option is paid by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.  Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise Options shall not be added to the shares of Stock authorized for grant under this Plan.
(b)    Any shares of Stock that again become available for grant pursuant to this Section shall be added back as one (1) share of Stock for every one share subject to an Award.
4.3        Adjustments for Changes in Capital Structure.  Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 0, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants' rights under the Plan.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company."  If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "New Shares"), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares.  In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion.  Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award.  The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods.  The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.
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4.4    Assumption or Substitution of Awards.  The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.  In addition, subject to compliance with applicable laws, and listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the share reserve set forth above.  Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be added to the shares of Stock authorized for grant under this Plan.
5.    Eligibility, Participation and Award Limitations.
5.1    Persons Eligible for Awards.  Awards may be granted only to Employees, Consultants and Directors.
5.2    Participation in the Plan.  Awards are granted solely at the discretion of the Committee.  Eligible persons may be granted more than one Award.  However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
5.3    Award Limitations.
(a)    Incentive Stock Option Limitations.
(i)            Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.  Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed three million nine hundred and seventy five thousand (3,975,000) shares.
(ii)            Persons Eligible.  An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an "ISO-Qualifying Corporation").  Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.
(iii)            Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options.  For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.  If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code.  If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising.  In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first.  Upon exercise, shares issued pursuant to each such portion shall be separately identified.
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(b)    Section 162(m) Award Limits.  Subject to adjustment as provided in Section 4.3:
(i) Options and SARs.  No Employee shall be granted within any fiscal year of the Company one or more Options or SARS which are intended to qualify as Performance-Based Compensation to purchase more than two-million (2,000,000) shares of Stock under Options or to receive compensation calculated with reference to more than that number of SARs.  Notwithstanding the foregoing, for a newly hired Employee, this limitation shall be three-million (3,000,000) shares of Stock.
(ii) Full Value and Cash Awards.  No Employee shall be granted within any fiscal year of the Company one or more Full Value Awards intended to qualify for treatment as Performance-Based Compensation which in the aggregate could result in such Employee receiving more than one-million five hundred thousand (1,500,000) shares for each full fiscal year of the Company contained in the Performance Period for such Award.  Notwithstanding the foregoing, with respect to a newly hired Participant, the share limits set forth above shall be two-million (2,000,000) shares.  With respect to an Award of Performance Based Compensation payable in cash, the maximum amount shall be five–million dollars ($5,000,000) for each fiscal year contained in the Performance Period.
(c)    Limit on Awards to Nonemployee Directors.  Notwithstanding any other provision of the Plan to the contrary, the aggregate shares of Stock subject to Awards granted to any Nonemployee Director during any single calendar year shall not exceed one-hundred fifty thousand (150,000) shares.
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6.    Stock Options.
Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish.  Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1    Exercise Price.  The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.  Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or 424(a) of the Code.
6.2    Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee's death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act).  Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
6.3    Payment of Exercise Price.
(a)    Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 0, by means of (1) a Cashless Exercise, or (2) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof.  The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b)    Limitations on Forms of Consideration.
(i)            Cashless Exercise.  A "Cashless Exercise" means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).  The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.
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(ii)            Net Exercise.  A "Net Exercise" means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.
6.4    Effect of Termination of Service.
(a)    Option Exercisability.  Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant's termination of Service to the extent that it is then unvested and shall be exercisable after the Participant's termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.  Except as otherwise provided in the Award Agreement, or other agreement governing the Option, vested Options shall remain exercisable failing a termination of Service as follows:
(i)            Disability.  If the Participant's Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of two (2) year after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option (the "Option Expiration Date").
(ii)            Death.  If the Participant's Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of two (2) year after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.
(iii)            Termination for Cause.  Notwithstanding any other provision of the Plan to the contrary, if the Participant's Service is terminated for Cause or if, following the Participant's termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.
(iv)            Other Termination of Service.  If the Participant's Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant at any time prior to the expiration of ninety (90) days after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.
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(b)    Extension if Exercise Prevented by.  Notwithstanding the foregoing, other than with respect to a termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 0 is prevented by the provisions of Section 0 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 0, but in any event no later than the Option Expiration Date.
6.5    Transferability of Options.  During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative.  An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution.  Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option may be assignable or transferable subject to the applicable limitations, described in the General Instructions to Form S‑8 under the Securities Act; provided that no consideration may be received for any transfer.  An Incentive Stock Option shall not be assignable or transferable in any manner.
7.    Stock Appreciation Rights.
Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish.  Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
7.1    Types of SARs Authorized.  SARs may be granted in tandem with all or any portion of a related Option (a "Tandem SAR") or may be granted independently of any Option (a "Freestanding SAR").  A Tandem SAR may only be granted concurrently with the grant of the related Option.
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7.2    Exercise Price.  The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.  Notwithstanding the foregoing, a SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.
7.3    Exercisability and Term of SARs.
(a)    Tandem SARs.  Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option.  The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms.  A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled.  Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised.  Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.
(b)    Freestanding SARs.  Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR, and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee's death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act).  Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR  shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.
7.4    Exercise of SARs.  Upon the exercise of an SAR, the Participant (or the Participant's legal representative or other person who acquired the right to exercise the SAR by reason of the Participant's death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.  Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR.  When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR.  For purposes of Section 0, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.
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7.5    Effect of Termination of Service.  Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant's termination of Service only to the extent and during the applicable time period determined in accordance with Section 0 (treating the SAR as if it were an Option) and thereafter shall terminate.
7.6    Transferability of SARs.  During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant's guardian or legal representative.  An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution.  Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR may be assignable or transferable subject to the applicable limitations, described in the General Instructions to Form S‑8 under the Securities Act; provided that no consideration may be received for any transfer.
8.    Restricted Stock Awards.
Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish.  Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
8.1    Types of Restricted Stock Awards Authorized.  Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right.  Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 0.  If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 0 through 0.
8.2    Purchase Price.  The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion.  No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.  Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.
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8.3    Purchase Period.  A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.
8.4    Payment of Purchase Price.  Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.
8.5    Vesting and Restrictions on Transfer.  Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 0, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 0.  The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
8.6    Voting Rights; Dividends and Distributions.  Except as provided in this Section, Section 0 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall vest and become nonforfeitable only if the underlying shares of Stock subject to the Restricted Stock Award become vested (including, but not limited to, the satisfaction of any performance related Vesting Condition).  In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant's Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.
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8.7    Effect of Termination of Service.  Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or Disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant's termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.
8.8    Nontransferability of Restricted Stock Award Rights.  Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or the laws of descent and distribution.  All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.
9.    Restricted Stock Unit Awards.
Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish.  Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
9.1    Grant of Restricted Stock Unit Awards.  Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 0.  If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 0 through 0.
9.2    Purchase Price.  No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.  Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.
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9.3    Vesting.  Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 0, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company's taxable year in which the original vesting date occurred.
9.4    Voting Rights, Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated.  Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock.  The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date.  Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award.  In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant's Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.
9.5    Effect of Termination of Service.  Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or Disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.
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9.6    Settlement of Restricted Stock Unit Awards.  The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant's Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 0) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any.  If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement.  Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.
9.7    Nontransferability of Restricted Stock Unit Awards.  The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.
10.    Performance Awards.
Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
10.1            Types of Performance Awards Authorized.  Performance Awards may be granted in the form of either Performance Shares or Performance Units.  Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.
10.2            Initial Value of Performance Shares and Performance Units.  Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant.  The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
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10.3            Establishment of Performance Period, Performance Goals and Performance Award Formula.  In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant.  Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain.  Once established, the Performance Goals and Performance Award Formula applicable to a Covered Employee shall not be changed during the Performance Period.  The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.
10.4            Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of targets to be attained ("Performance Targets") with respect to one or more measures of business or financial performance (each, a "Performance Measure"), subject to the following:
(a)              Performance Measures.  Performance Measures shall be calculated in accordance with the Company's financial statements, or, if such terms are not used in the Company's financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company's industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award.  Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee.  Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award.  Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant's rights with respect to a Performance Award.  Performance Measures may be one or more of the following, as determined by the Committee:  (i) revenue; (ii) sales; (iii) expenses; (iv) operating income; (v) )gross margin; (vi) operating margin; (vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; (vii) pre-tax profit; (ix) net operating income; (x) net income; (xi) economic value added; (xii) free cash flow; (xiii) operating cash flow; (xiv) balance of cash, cash equivalents and marketable securities; (xv) stock price; (xvi) earnings per share; (xvii) return on stockholder equity; (xviii) return on capital; (xix) return on assets; (xx) return on investment; (xxi) total stockholder return; (xxii) employee satisfaction; (xxiii) employee retention; (xxiv) market share; (xxv) customer satisfaction; (xxvi) product development; (xxvii) research and development expenses; (xxviii) completion of an identified special project; and (xxix) completion of a joint venture or other corporate transaction.
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(b)    Performance Targets.  Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period.  A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.
10.5            Settlement of Performance Awards.
(a)    Determination of Final Value.  As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.
(b)    Discretionary Adjustment of Award Formula.  In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant's individual performance in his or her position with the Company or such other factors as the Committee may determine.  If permitted under a Covered Employee's Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.  No such reduction may result in an increase in the amount payable upon settlement of another Participant's Performance Award that is intended to result in Performance-Based Compensation.
(c)    Effect of Leaves of Absence.  Unless otherwise required by law or a Participant's Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period during which the Participant was not on an unpaid leave of absence.
(d)    Notice to Participants.  As soon as practicable following the Committee's determination and certification in accordance with Sections 0 and (b), the Company shall notify each Participant of the determination of the Committee.
(e)    Payment in Settlement of Performance Awards.  As soon as practicable following the Committee's determination and certification in accordance with Sections 0 and (b), but in any event within the Short-Term Deferral Period described in Section 0 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death) of the final value of the Participant's Performance Award.  Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee.  Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum.  If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement.  If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.
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(f)    Provisions Applicable to Payment in Shares.  If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement.  Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 0.  Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 0 through 0 above.
10.6            Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited.  Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock.  The number of additional Performance Shares (rounded down to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date.  Dividend Equivalent Rights shall be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee.  Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 0.  In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant's Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.
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10.7            Effect of Termination of Service.  Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award or in the Participant's employment agreement, if any, referencing such Awards, the effect of a Participant's termination of Service on the Performance Award shall be as follows:
(a)    Death or Disability.  If the Participant's Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant's Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant's Service during the Performance Period.  Payment shall be made following the end of the Performance Period in any manner permitted by Section 0.
(b)    Other Termination of Service.  If the Participant's Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety.
10.8            Nontransferability of Performance Awards.  Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.
11.    Cash-Based Awards and Other Stock-Based Awards.
Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  Award Agreements evidencing Cash-Based Awards and Other Stock-Based Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1            Grant of Cash-Based Awards.  Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.
11.2            Grant of Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine.  Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
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11.3            Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee.  Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee.  The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 0, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.  The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 0.
11.4            Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards.  Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines.  The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance Awards set forth in Section 0.  To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.
11.5            Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award.  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated.  Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 0.  Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards.  In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant's Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

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11.6            Effect of Termination of Service.  Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant's Service.  Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.
11.7            Nontransferability of Cash-Based Awards and Other Stock-Based Awards.  Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution.  The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.
12.    Deferred Compensation Awards.
12.1            Establishment of Deferred Compensation Award Programs.  This Section 0 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section.  If the Committee determines that any such program may constitute an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, the Committee shall adopt and implement such program through a separate subplan to this Plan.  Eligibility to participate in such subplan shall be limited to Directors and a select group of management or highly compensated employees, and the Committee shall take all additional actions required to qualify such subplan as a "top-hat" unfunded deferred compensation plan, including filing with the U.S. Department of Labor within 120 days following the adoption of such subplan a notice pursuant to Department of Labor Regulations Section 2520.104-23.
12.2            Terms and Conditions of Deferred Compensation Awards.  Deferred Compensation Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and, except as provided below, shall comply with and be subject to the terms and conditions applicable to the appropriate form of Award as set forth in the applicable section of this Plan.
(a)    Limitation on Elections.  Notwithstanding any Participant's prior election to reduce cash compensation pursuant to a program established in accordance with this Section 0, no Deferred Compensation Award may be granted to the Participant after termination of the Plan or termination of the Participant's Service, and any such cash compensation shall be paid at the normal time and in accordance with the terms of the applicable cash compensation arrangement.
(b)    Election Irrevocable.  A Participant's election to reduce cash compensation pursuant to a program established in accordance with this Section 0 shall become irrevocable on the last day of the calendar year prior to the year in which the services are to be rendered with respect to which such cash compensation would otherwise become payable, or at the time otherwise required by Section 409A.
(c)    Vesting.  Deferred Compensation Awards may be fully vested at grant or may be subject to such Vesting Conditions as the Committee determines.
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13.    Standard Forms of Award Agreement.
13.1            Award Agreements.  Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time.  No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.
13.2            Authority to Vary Terms.  The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.
14.    Change in Control.
14.1            Effect of Change in Control on Awards.  Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:
(a)    Accelerated Vesting.  In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant's Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.
(b)    Assumption, Continuation or Substitution.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, assume or continue the Company's rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror's stock, as applicable.  For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control.  Any Award or portion thereof which is not assumed, substituted for, or otherwise continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
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(c)    Cash-Out of Outstanding Stock-Based Awards.  The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award.  In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof.  Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.
14.2            Federal Excise Tax Under Section 4999 of the Code.
(a)    Excess Parachute Payment.  In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an "excess parachute payment" under Section 280G of the Code, the Participant, subject to compliance with applicable law (including, but not limited to the rules imposed by Section 409A), may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.
(b)    Determination by Independent Accountants.  To aid the Participant in making any election called for under Section 14.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an "excess parachute payment" to the Participant as described in Section 14.2(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the "Accountants").  As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant.  For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination.  The Company shall bear all fees and expenses the Accountants charge in connection with their services contemplated by this Section.
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15.    Compliance with Securities Law.
The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
16.    Compliance with Section 409A.
16.1            Awards Subject to Section 409A.  The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed.  The provisions of this Section 16 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation.  Such Awards may include, without limitation:
(a)    A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.
(b)    Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.
Subject to the provisions of Section 409A, the term "Short-Term Deferral Period" means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant's taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company's taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture.  For this purpose, the term "substantial risk of forfeiture" shall have the meaning provided by Section 409A.
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16.2            Deferral and/or Distribution Elections.  Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an "Election") that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:
(a)    Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.
(b)    Elections shall be made by the end of the Participant's taxable year prior to the year in which services commence for which an Award may be granted to such Participant.
(c)    Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 16.3.
16.3            Subsequent Elections.  Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:
(a)    No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.
(b)    Each subsequent Election related to a payment in settlement of an Award not described in Section 16.4(a)(ii), 16.4(a)(iii) or 16.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.
(c)    No subsequent Election related to a payment pursuant to Section 16.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.
(d)    Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 16.3.
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16.4            Payment of Section 409A Deferred Compensation.
(a)    Permissible Payments.  Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:
(i)            The Participant's "separation from service" (as defined by Section 409A);
(ii)            The Participant's becoming "disabled" (as defined by Section 409A);
(iii)            The Participant's death;
(iv)            A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 16.2 or16.3, as applicable;
(v)            A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or
(vi)            The occurrence of an "unforeseeable emergency" (as defined by Section 409A).
(b)    Installment Payments.  It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.
(c)    Required Delay in Payment to Specified Employee Pursuant to Separation from Service.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 16.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a "specified employee" (as defined by Section 409A) as of the date of the Participant's separation from service before the date (the "Delayed Payment Date") that is six (6) months after the date of such Participant's separation from service, or, if earlier, the date of the Participant's death.  All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
(d)    Payment Upon Disability.  All distributions of Section 409A Deferred Compensation payable by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant's Election.  If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.
(e)    Payment Upon Death.  If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant's Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant's death.  If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant's death.
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(f)    Payment Upon Change in Control.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.  Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 14.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 16.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.
(g)    Payment Upon Unforeseeable Emergency.  The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency.  In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award.  All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee's determination that an unforeseeable emergency has occurred.  The Committee's decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
(h)    Prohibition of Acceleration of Payments.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.
(i)    No Representation Regarding Section 409A Compliance.  Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A.  No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.
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17.    Tax Withholding.
17.1            Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto.  The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.
17.2            Withholding in or Directed Sale of Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company.  The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.  The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.
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18.    Amendment, Suspension or Termination of Plan.
The Committee may amend, suspend or terminate the Plan at any time.  However, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) any amendment to Section 3.5, and (d) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted.  No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee.  Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant.  Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.
19.    Miscellaneous Provisions.
19.1            Repurchase Rights.  Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
19.2            Forfeiture Events.
(a)    The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.
(b)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.  In addition, to the extent claw-back or similar provisions applicable to Awards are required by applicable law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions.
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19.3            Provision of Information.  Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.
19.4            Rights as Employee, Consultant or Director.  No person, even though eligible pursuant to Section 0, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.  Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant's Service at any time.  To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee's employer or that the Employee has an employment relationship with the Company.
19.5            Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.
19.6            Delivery of Title to Shares.  Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.
19.7            Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
19.8            Retirement and Welfare Plans.  Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as "compensation" for purposes of computing the benefits payable to any Participant under any Participating Company's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit.  In addition, unless a written employment agreement or other service agreement references Awards, a general reference to "benefits" in such agreement shall not be deemed to refer to Awards granted hereunder.
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19.9            Beneficiary Designation.  Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime.  If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation may be subject to the consent of the Participant's spouse.  If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.
19.10            Severability.  If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
19.11            No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company's or another Participating Company's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.
19.12            Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Company.  Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974.  No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of any Participating Company.  The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
19.13            Choice of Law.  Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.
38

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the 2014 Equity Incentive Plan of Cytori Therapeutics, Inc. as duly adopted by the Board on June 11, 2014.

By: /s/ Jonathan E. Soneff
General Counsel & Corporate Secretary

FIRST AMENDMENT
TO THE CYTORI THERAPEUTICS, INC.
2014 STOCK PLAN
WHEREAS, Cytori Therapeutics, Inc., a Delaware corporation (the "Company"), maintains the Cytori Therapeutics, Inc. 2014 Stock Plan (the "Plan"); and

WHEREAS, Section 14 of the Plan reserves to the Board of Directors of the Company (the "Board") or the Compensation Committee of the Board the authority to amend the Plan from time to time, subject to stockholder approval if such amendment includes an increase to the number of shares of common stock of the Company that may be issued under the Plan; and

WHEREAS, the Board has determined that it is desirable and in the best interests of the Company and its stockholders to amend the Plan to increase the number of shares of common stock of the Company issuable under the Plan by 4,527,000 shares, to an aggregate of 8,502,000 shares measured from the Plan's inception; and

WHEREAS, the Board wishes to increase the limit on the number of shares of Stock which may be issued as "incentive stock options" to 8,502,000.

NOW, THEREFORE, the Plan is hereby amended as follows, effective upon approval of the stockholders of the Company:

1.	Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

4.1  Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.3, as of the Plan's Effective Date, the maximum number of shares of Stock that may be issued under be Plan pursuant to Awards shall be equal to eight million five hundred and two thousand (8,502,000) shares.  Shares of stock that may be issued under the Plan pursuant to Awards shall consist of authorized or reacquired shares of Stock or any combination thereof.
2.	Section 5.3(a) is hereby amended in its entirety to read as follows:
5.3  Award Limitations.
(a)  Incentive Stock Option Limitations.
      (i) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.  Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed eight million five hundred and two thousand (8,502,000) shares.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer this 13th day of August, 2015.

CYTORI THERAPEUTICS, INC.

By:            /s/  Marc Hedrick
Marc Hedrick, President and CEO

SECOND AMENDMENT
TO THE CYTORI THERAPEUTICS, INC.
2014 EQUITY INCENTIVE PLAN
WHEREAS, Cytori Therapeutics, Inc., a Delaware corporation (the "Company"), maintains the Cytori Therapeutics, Inc. 2014 Equity Incentive Plan (the "Plan"); and

WHEREAS, Section 14 of the Plan reserves to the Board of Directors of the Company (the "Board") or the Compensation Committee of the Board the authority to amend the Plan from time to time, subject to stockholder approval if such amendment includes an increase to the number of shares of common stock of the Company that may be issued under the Plan; and

WHEREAS, the Board has determined that it is desirable and in the best interests of the Company and its stockholders to amend the Plan to increase the number of shares of common stock of the Company issuable under the Plan by Five Million (5,000,000) shares, to an aggregate of Thirteen Million Five Hundred and Two Thousand (13,502,000) shares measured from the Plan's inception; and

WHEREAS, the Board wishes to increase the limit on the number of shares of Stock which may be issued as "incentive stock options" under the Plan to Thirteen Million Five Hundred and Two Thousand (13,502,000) shares.

NOW, THEREFORE, BE IT RESOLVED the Plan is hereby amended as follows, effective upon approval of the stockholders of the Company:

3.	Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

4.1 Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.3, as of the Plan's Effective Date, the maximum number of shares of Stock that may be issued under the Plan pursuant to Awards shall be equal to Thirteen Million Five Hundred and Two Thousand (13,502,000) shares.  Shares of stock that may be issued under the Plan pursuant to Awards shall consist of authorized or reacquired shares of Stock or any combination thereof.
4.	Section 5.3(a) is hereby amended in its entirety to read as follows:
5.3  Award Limitations.
(a)  Incentive Stock Option Limitations.
      (i) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.  Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed Thirteen Million Five Hundred and Two Thousand (13,502,000) shares.
RESOLVED FURTHER, that for the sake of clarity, the above numbers do not reflect the reverse stock split the stockholders are also going to be requested to approve at the 2016 Annual Meeting of Stockholders. If such approval is obtained, then such numbers shall be adjusted proportionately pursuant to the terms of the Plan and in accordance with the reverse split ratio determined by the Company's Board of Directors.
IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized officer this _____ day of _______________, 2016.

CYTORI THERAPEUTICS, INC.

By:

APPENDIX B

CERTIFICATE OF AMENDMENT
OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CYTORI THERAPEUTICS, INC.
Cytori Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
FIRST:                          The name of the corporation is Cytori Therapeutics, Inc. (the "Corporation").
SECOND:                          On March 3, 2016, the Board of Directors of the Corporation duly adopted resolutions approving the following amendment of the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), declaring said amendment to be advisable and providing for such consideration of such amendment at the Corporation's annual meeting of the stockholders.
THIRD:                          On May __, 2016, the Corporation's annual meeting of the stockholders was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
FOURTH:                          Article IV.A of the Amended and Restated Certificate of Incorporation of the Corporation be hereby amended and restated to read in its entirety as follows:
"This Corporation is authorized to issue two classes of stock to be designated, respectively, 'Common Stock' and 'Preferred Stock.' The total number of shares which the Corporation is authorized to issue is _________ Million (________) shares, __________ Million (_________) shares of which shall be Common Stock (the 'Common Stock') and Five Million (5,000,000) shares of which shall be Preferred Stock ('Preferred Stock'). The Common Stock and Preferred Stock shall each have a par value of $0.001 per share.
Upon the filing and effectiveness (the "Effective Time"), pursuant to the General Corporation Law of the State of Delaware, of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each ________ (_______) shares of Common Stock either issued and outstanding or held by the Corporation in its treasury immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares shall be entitled to the rounding up of the fractional share to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above."
FIFTH:                          This amendment to the Corporation's Amended and Restated Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, Cytori Therapeutics, Inc. has caused this Certificate of Amendment to be signed by the undersigned, thereunto duly appointed, this __th day of May, 2016.

CYTORI THERAPEUTICS, INC.

By:
Name:  Marc H. Hedrick
Title:  President and Chief Executive Officer